SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Associates First Capital Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

[ASSOCIATES FIRST CAPITAL CORPORATION LOGO]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 22, 2000

TO OUR SHAREHOLDERS:

      The annual meeting of shareholders of Associates First Capital Corporation (the “Company”) will be held at the Omni Park West Hotel, 1590 LBJ Freeway, Farmers Branch, Texas 75234, at 9:00 a.m., Central Daylight Savings Time, on Monday, May 22, 2000, for the following purposes:

1.	to elect eight directors of the Company;

2.	to ratify the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent public accountants for 2000;

3.	to approve the increase in Class A Common Stock available under the Incentive Compensation Plan; and

4.	to take action on one shareholder proposal.

      The record date for the meeting, used to determine which shareholders are entitled to vote at the meeting and receive these materials, is March 24, 2000. If you plan to attend the meeting, please see the instructions on page 34 of the proxy statement. If you will need special assistance at the meeting because of a disability, please notify the Office of the General Counsel, P.O. Box 660237, Dallas, Texas 75266-0237.

By Order of the Board of Directors,
/s/ C. Longenecker

Chester D. Longenecker
Secretary

Irving, Texas

March 27, 2000

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please provide your proxy by either calling the toll-free telephone number, using the Internet, or filling in, signing, dating, and promptly mailing the accompanying proxy card in the enclosed envelope.

Terms Used

      “401(k) Plan” means the Associates Savings and Profit-Sharing Plan.

      “Annual Meeting” means the annual meeting of shareholders of the Company, which will be held on May 22, 2000.

      “Annual Report” means the Company’s annual report to shareholders for the year ended December 31, 1999 included with this proxy statement.

      “Board of Directors” means the board of directors of the Company.

      “CAPP” means corporate annual performance pay, which is described beginning on page 12 of this proxy statement.

      “Class A Common Stock” or “Shares” means the Company’s Class A Common Stock, par value $.01 per share.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Company” or “we” or “us” means Associates First Capital Corporation.

      “DCP” or “Deferred Compensation Plan” means the Company’s Deferred Compensation Plan for senior management of the Company, which is described beginning on page 14 of this proxy statement.

      “Directors Plan” means the Company’s Deferred Compensation Plan for Non-Employee Directors, which is described beginning on page 11 of this proxy statement.

      “EBP” means the Company’s Excess Benefit Plan, which is described beginning on page 20 of this proxy statement.

      “EDP” means the Company’s Equity Deferral Plan, which is described beginning on page 13 of this proxy statement.

      “ICP” or “Incentive Compensation Plan” means the Company’s Incentive Compensation Plan, which is described beginning on page 13 of this proxy statement.

      “IPO” means the initial public offering of the Class A Common Stock, which occurred in May 1996.

      “LTPP” means the Company’s Long-Term Performance Plan, which is described beginning on page 12 of this proxy statement.

      “Named Executive Officers” means the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 1999.

      “NQSOs” means nonqualified stock options.

      “NYSE” means the New York Stock Exchange.

      “Pension Plan” means the Company’s Pension Plan, which is described beginning on page 20 of this proxy statement.

      “PSARs” means phantom stock appreciation rights.

      “PSAR Plan” means the Company’s Phantom Stock Appreciation Rights Plan, which is described beginning on page 13 of this proxy statement.

      “Record Date” means March 24, 2000, the date established by the Board of Directors for determining the shareholders of the Company entitled to vote at the Annual Meeting.

      “SEC” means the United States Securities and Exchange Commission.

      “SIB” means the Company’s Shareholder Interest Bonus Plan, which is described beginning on page 12 of this proxy statement.

      “SRIP” means the Company’s Supplemental Retirement Income Plan, which is described beginning on page 20 of this proxy statement.

ASSOCIATES FIRST CAPITAL CORPORATION

PROXY STATEMENT

       The Board of Directors is soliciting proxies to be used at your Annual Meeting, which will be held at the Omni Park West Hotel, 1590 LBJ Freeway, Farmers Branch, Texas 75234, at 9:00 a.m., Central Daylight Savings Time, on Monday, May 22, 2000. This proxy statement, the enclosed form of proxy and the Annual Report are being mailed to you on or about March 27, 2000. The Annual Report does not constitute a part of the proxy solicitation materials. Our mailing address is P.O. Box 660237, Dallas, Texas 75266-0237.

Who Can Vote

      Holders of record of Class A Common Stock may vote at the Annual Meeting. On the Record Date, 728,389,437 shares of Class A Common Stock were outstanding and entitled to vote at the Annual Meeting. No other voting securities of the Company were outstanding. Each shareholder is entitled to one vote for each share of Class A Common Stock held on the Record Date.

How You Can Vote

      You can give a proxy to be voted at the meeting either (i) over the telephone by calling a toll-free number, (ii) electronically, using the Internet, or (iii) by mailing the enclosed proxy card. If you hold your Shares in “street name”, you must vote your Shares in the manner prescribed by your broker.

      The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the Annual Meeting, we will vote your Shares as you direct.

      Whether you choose to vote by telephone, over the Internet or by mail, you can specify whether your Shares should be voted for the election of all nominees for director or should be withheld from some or all of them. You also can specify approval, disapproval or abstention as to the ratification of the selection of independent public accountants, the increase in Class A Common Stock available under the Incentive Compensation Plan and the shareholder proposal.

      If you do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your Shares, they will be voted “for” the election of all nominees for director, as set forth under “Election of Directors” below, “for” the ratification of the selection of independent public accountants, “for” the increase in Class A Common Stock available under the Incentive Compensation Plan and “against” the shareholder proposal.

Revocation of Proxies

      You can revoke your proxy at any time before it is exercised in any of three ways:

(1) by submitting written notice of revocation to the Secretary;

(2) by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

(3) by voting in person at the Annual Meeting.

Required Votes

      The election of directors requires a plurality of the votes that could be cast by shareholders who are present in person or represented by proxy at the Annual Meeting. The ratification of the selection of independent public accountants, the approval of an increase in Class A Common Stock available under the Incentive Compensation Plan and the approval of the shareholder proposal each requires a majority of the votes that could be cast by shareholders who are present in person or represented by proxy at the Annual Meeting.

      The total number of votes that could be cast at the Annual Meeting is the sum of votes cast and abstentions. Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum and have the effect of a vote “against” any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for any or all matters (so-called “broker nonvotes”) are not considered “shares present” and will not affect the outcome of the vote.

Other Matters to be Acted Upon at the Meeting

      Under the Company’s by-laws, no business other than that stated in the notice of Annual Meeting may be transacted at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Eight directors will be elected at the Annual Meeting. Each director elected at the Annual Meeting will serve until the next annual meeting of the shareholders or until such director is succeeded by another qualified director who has been elected.

      We will vote your Shares for the election of all the nominees named below, unless you give a different direction on the proxy form. If unforeseen circumstances (for example, death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your Shares will be voted for that other person.

      Each of the nominees is now a member of the Board of Directors, and all current members of the Board of Directors have been nominated for reelection. Each of the current members of the Board of Directors was elected by the shareholders at the 1999 annual meeting of shareholders of the Company, except for Judy Jolley Mohraz, who was appointed by the Board of Directors on May 27, 1999. More information on the nominees is provided below. This information has been given to the Company by the nominees.

      The Board of Directors met four times in 1999.

Nominees

KEITH W. HUGHES

Age:	53

Director Since:	November 1988

Principal Occupation:	Chairman of the Board and Chief Executive Officer of the Company

Business Experience:	Mr. Hughes has served as Chairman of the Board and Chief Executive Officer of the Company since February 1995. He served as President of the Company from August 1991 until February 1995.

Other Directorships:	Mr. Hughes is also a director of VISA USA, Inc. and VISA International Service Association.

J. CARTER BACOT

Age:	67

Director Since:	August 1996

Principal Occupation:	Retired Chairman and Chief Executive Officer of The Bank of New York Company, Inc.

Business Experience:	Mr. Bacot served as Chairman and Chief Executive Officer of The Bank of New York Company, Inc. from January 1982 until February 1998.

Other Directorships:	Mr. Bacot is also a director of The Bank of New York Company, Inc., Time Warner, Inc. and Venator Group Inc.

ERIC S. DOBKIN

Age:	57

Director Since:	February 1998

Principal Occupation:	Advisory Director, The Goldman, Sachs Group

Business Experience:	Mr. Dobkin was a Managing Director of Goldman, Sachs & Co. from November 1996 to November 1998 and a partner with Goldman, Sachs & Co. from November 1982 until November 1996.

ROY A. GUTHRIE

Age:	46

Director Since:	February 1998. Mr. Guthrie also served as a director of the Company from June 1995 until July 1996.

Principal Occupation:	Senior Executive Vice President and Chief Financial Officer of the Company

Business Experience:	Mr. Guthrie has been a Senior Executive Vice President of the Company since February 1998 and Chief Financial Officer since May 1996. He served as an Executive Vice President from June 1995 until February 1998 and as Senior Vice President, Comptroller and Chief Accounting Officer of the Company from December 1991 until June 1995.

WILLIAM M. ISAAC

Age:	56

Director Since:	February 1998

Principal Occupation:	Chairman of The Secura Group and Secura/ Burnett Partners

Business Experience:	Mr. Isaac has been Chairman of The Secura Group since 1986. He has been Chairman of Secura/ Burnett Partners since 1992. He served as Chairman of the Federal Deposit Insurance Corporation from 1981 through 1985.

Other Directorships:	Mr. Isaac is also a director of Kistler Aerospace.

JUDY JOLLEY MOHRAZ

Age:	56

Director Since:	May 1999

Principal Occupation:	President of Goucher College

Business Experience:	Ms. Mohraz has been President of Goucher College since 1994.

H. JAMES TOFFEY, JR.

Age:	69

Director Since:	August 1996

Principal Occupation:	Retired Managing Director of First Boston, Inc.

Business Experience:	Mr. Toffey served as a Managing Director of First Boston, Inc. from 1978 until his retirement in 1986, and was a director of First Boston, Inc. from 1984 until 1988.

KENNETH WHIPPLE

Age:	65

Director Since:	January 1999. Mr. Whipple also served as a director of the Company from August 1996 until April 1998.

Principal Occupation:	Retired Executive Vice President of Ford Motor Company, President of Ford Financial Services Group and Chairman and Chief Executive Officer of Ford Motor Credit Company

Business Experience:	Mr. Whipple served as an Executive Vice President of Ford Motor Company and President of Ford Financial Services Group from March 1988 until December 31, 1998. He served as Chairman and Chief Executive Officer of Ford Motor Credit Company from March 1997 until December 31, 1998.

Other Directorships:	Mr. Whipple is also a director of CMS Energy Corp. and Galileo International, Inc.

The Board of Directors recommends a vote “FOR” each of the nominees named above.

Committees of the Board of Directors
AUDIT COMMITTEE

Members in 1999:	J. Carter Bacot (Chairman)
Eric S. Dobkin
William M. Isaac
Judy Jolley Mohraz
H. James Toffey, Jr.
Kenneth Whipple
Judy Jolley Mohraz was appointed as an additional member of the Audit Committee effective as of May 27, 1999.

Number of Meetings in 1999:	2

Functions:	Selects independent public accountants to audit the books of account and other records of the Company, subject to ratification by shareholders; consults with such accountants and reviews and approves the scope of their audit; reviews internal controls, accounting practices, financial structure and financial reporting; and reports to the Board of Directors, as appropriate, regarding these consultations and reviews.
COMPENSATION COMMITTEE

Members in 1999:	H. James Toffey, Jr. (Chairman)
Judy Jolley Mohraz
Kenneth Whipple
Kenneth Whipple was appointed as an additional member of the Compensation Committee effective as of January 4, 1999. Judy Jolley Mohraz was appointed as a member of the Compensation Committee effective as of August 26, 1999, and William M. Isaac resigned from the Compensation Committee effective as of that date.

Number of Meetings in 1999:	4

Functions:	Considers and approves salaries, bonuses and equity-based compensation for the Company’s executive officers; administers and makes awards under the Incentive Compensation Plan; considers and makes recommendations on the Company’s executive compensation program.
NOMINATING COMMITTEE

Members in 1999:	Keith W. Hughes (Chairman)
J. Carter Bacot
H. James Toffey, Jr.

Number of Meetings in 1999:	1

Functions:	Makes recommendations on the management organization of the Company, the nominations for elections of directors and officers of the Company, the size and composition of the Board of Directors and the appointments of other employees of the Company; considers shareholder suggestions for nominees for director other than self-nomination suggestions. The Nominating Committee is charged with the responsibility of ensuring that women and members of minority groups are among those it considers for nomination to the Board of Directors. The Company is committed to recruiting well-qualified directors who are collectively diverse in terms of experience, sex, age and race. Suggestions for consideration by the Nominating Committee may be submitted to the Secretary of the Company, P.O. Box 660237, Dallas, Texas 75266-0237. The Nominating Committee will consider suggestions received by the Secretary of the Company before December 31 at a regular meeting of the Nominating Committee during the following year and before proxy materials are mailed to shareholders.
FINANCE COMMITTEE

Members in 1999:	Eric S. Dobkin (Chairman)
J. Carter Bacot
Roy A. Guthrie
William M. Isaac
Roy A. Guthrie was appointed as an additional member of the Finance Committee effective as of March 8, 1999. William M. Isaac was appointed as an additional member of the Finance Committee effective as of August 26, 1999.

Number of Meetings in 1999:	4

Functions:	Makes recommendations on the Company’s funding requirements and sources, capital adequacy and asset and liability management.

SECURITY OWNERSHIP

Security Ownership of Management

      The table below shows, as of December 31, 1999, the number of shares of Class A Common Stock beneficially owned by each director, nominee and Named Executive Officer, and by the directors and executive officers (including the Named Executive Officers) of the Company as a group. No director, nominee or Named Executive Officer beneficially owned 1% or more of the total outstanding Class A Common Stock as of that date. As a group, the directors and executive officers (including the Named Executive Officers) beneficially owned less than 1% of the total outstanding Class A Common Stock as of that date.

	Amount and Nature of
	Beneficial Ownership

	Class A Common Stock

Name of	Unrestricted		Restricted
Beneficial Owner	Shares		Shares(1)

Keith W. Hughes	29,993	(2)	178,460

J. Carter Bacot	4,000	(3)	0

Eric S. Dobkin	9,000	(4)	0

Roy A. Guthrie	2,700	(5)	43,220

William M. Isaac	4,000	(6)	0

Judy Jolley Mohraz	400	(7)	0

H. James Toffey, Jr.	13,800	(8)	0

Kenneth Whipple	119,918	(9)	0

Wilfred Y. Horie	2,833	(10)	39,260

Lawrence W. Pelka	10,524	(11)	37,260

Joseph N. Scarpinato	11,831	(12)	37,260

All directors and executive officers (including the Named Executive Officers) as a group (21 persons)	266,245	(13)	460,720

(1)	Awarded under the ICP and subject to restrictions as described in the Report from the Compensation Committee Regarding Executive Compensation beginning on page 11 of this proxy statement.

(2)	Includes units in the Associates Stock Fund credited to Mr. Hughes under the 401(k) Plan, representing approximately 18,623 shares of Class A Common Stock. The Security Ownership of Management table does not include (a) a deemed investment in 82,210 shares of Class A Common Stock pursuant to the DCP or (b) options to acquire 1,129,800 shares of Class A Common Stock pursuant to the ICP, 382,910 of which had vested as of December 31, 1999.

(3)	The Security Ownership of Management table does not include (a) a deemed investment in 1,815.21 shares of Class A Common Stock pursuant to the Directors Plan or (b) options to acquire 50,000 shares of Class A Common Stock pursuant to the Directors Plan, 6,666.66 of which had vested as of December 31, 1999.

(4)	The Security Ownership of Management table does not include (a) a deemed investment in 1,896.24 shares of Class A Common Stock pursuant to the Directors Plan or (b) options to acquire 50,000 shares of Class A Common Stock pursuant to the Directors Plan, 6,666.66 of which had vested as of December 31, 1999.

(5)	The Security Ownership of Management table does not include (a) a deemed investment in 10,483 shares of Class A Common Stock pursuant to the DCP or (b) options to acquire 248,960 shares of Class A Common Stock pursuant to the ICP, 87,812 of which had vested as of December 31, 1999.

(6)	The Security Ownership of Management table does not include (a) a deemed investment in 621.6 shares of Class A Common Stock pursuant to the Directors Plan or (b) options to acquire 50,000 shares of Class A Common Stock pursuant to the Directors Plan, 6,666.66 of which had vested as of December 31, 1999.

(7)	The Security Ownership of Management table does not include (a) a deemed investment in 205.11 shares of Class A Common Stock pursuant to the Directors Plan or (b) options to acquire 15,000 shares of Class A Common Stock pursuant to the Directors Plan, none of which had vested as of December 31, 1999.

(8)	The Security Ownership of Management table does not include (a) a deemed investment in 3,628.07 shares of Class A Common Stock pursuant to the Directors Plan or (b) options to acquire 50,000 shares of Class A Common Stock pursuant to the Directors Plan, 6,666.66 of which had vested as of December 31, 1999.

(9)	The Security Ownership of Management table does not include options to acquire 30,000 shares of Class A Common Stock pursuant to the Directors Plan, none of which had vested as of December 31, 1999.

(10)	Mr. Horie resigned as Senior Executive Vice President — International of the Company on December 31, 1999 and terminated his employment with the Company on January 15, 2000. The Security Ownership of Management table does not include (a) a deemed investment in 16,053 shares of Class A Common Stock pursuant to the DCP or (b) options to acquire 206,800 shares of Class A Common Stock pursuant to the ICP, 70,372 of which had vested as of December 31, 1999.

(11)	The Security Ownership of Management table does not include (a) a deemed investment in 11,146 shares of Class A Common Stock pursuant to the DCP or (b) options to acquire 204,800 shares of Class A Common Stock pursuant to the ICP, 69,040 of which had vested as of December 31, 1999.

(12)	Includes units in the Associates Stock Fund credited to Mr. Scarpinato under the 401(k) Plan, representing approximately 5,831 shares of Class A Common Stock. The Security Ownership of Management table does not include (a) a deemed investment in 14,165 shares of Class A Common Stock pursuant to the DCP or (b) options to acquire 204,800 shares of Class A Common Stock pursuant to the ICP, 69,040 of which had vested as of December 31, 1999.

(13)	Includes units in the Associates Stock Fund credited under the 401(k) Plan, representing approximately 35,387 shares of Class A Common Stock. The Security Ownership of Management table does not include (a) a deemed investment in 168,610 shares of Class A Common Stock pursuant to the DCP or (b) options to purchase an aggregate of approximately 3,267,900 shares of Class A Common Stock held by the directors and executive officers pursuant to the ICP and the Directors Plan, 982,767 of which had vested as of December 31, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company’s equity securities. Except as described below, to the Company’s knowledge based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that its directors and executive officers satisfied all applicable SEC filing requirements for 1999.

      The Company failed to report on Form 4 for the month of October 1999 on behalf of Kenneth Whipple, a non-employee director of the Company, a sale of 13,000 shares of Class A Common Stock that occurred on October 12, 1999. This failure was inadvertent, and the transaction was reported on a Form 4 filed on February 18, 2000.

      The Company failed to report on Form 4 for the months of October 1999 and January 2000 on behalf of Judy Jolley Mohraz, a non-employee director of the Company, an acquisition of 300 shares of Class A Common Stock that occurred on October 18, 1999 and an acquisition of 300 shares of Class A Common Stock that occurred on January 31, 2000. This failure was inadvertent and the transactions were reported on Form 4 for the month ended February 29, 2000.

Security Ownership of Certain Beneficial Owners

      The table below shows, as of December 31, 1999, the name and address of each person known to the Company to beneficially own in excess of 5% of the Class A Common Stock.

	Amount and Nature
Name and Address of Beneficial Owner	of Beneficial Ownership(1)		Percent of Class

FMR Corp., Edward C. Johnson 3d	96,744,085	(2)	13.284%
and Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts 02109
AXA Conseil Vie Assurance Mutuelle, AXA Assurances	85,365,546	(3)	11.7%
I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle and
AXA Courtage Assurance Mutuelle, as a group, AXA and
AXA Financial, Inc. (formerly The Equitable Companies
Incorporated)(3)
Wellington Management Company, LLP	44,976,245	(4)	6.18%
75 State Street
Boston, Massachusetts 02109

(1)	The information contained in this table is based on reports filed with the SEC by the beneficial owners included in the table, as described in footnotes (2) through (4) below, except that the percentage of Class A Common Stock beneficially owned is based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by such persons in those reports and the number of shares of Class A Common Stock outstanding on December 31, 1999.

(2)	Based on an amended Schedule 13G, dated February 11, 2000, which indicates that (a) Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 93,001,480 shares of Class A Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, (b) Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds described above, each has sole power to dispose of the 93,001,480 shares of Class A Common Stock owned by such funds, (c) neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of shares owned directly by the funds described above, which power resides with the funds’ boards of trustees; Fidelity carries out the voting of such shares under written guidelines established by the funds’ boards of trustees, (d) Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 3,129,231 shares of Class A Common Stock as a result of its serving as investment manager of the institutional account(s), (e) Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 3,129,231 shares of Class A Common Stock, sole power to vote or direct the voting of 1,974,632 shares of Class A Common Stock and no power to vote or direct the voting of 1,154,599 shares of Class A Common Stock owned by institutional account(s), as described above, and (f) members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12% and Abigail Johnson owns 24.5% of the aggregate voting stock of FMR Corp. Mr. Johnson 3d is the Chairman of FMR Corp. and Abigail Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders of FMR Corp. have entered into a shareholders’ voting agreement under which all such Class B shares will be voted in accordance with the majority of such Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

The amended Schedule 13G also identifies Fidelity International Limited (“FIL”) as beneficial owner of 613,374 shares of Class A Common Stock. FIL operates independently from FMR Corp. and Fidelity as an investment adviser to various international investment companies and certain institutional investors. FIL has sole dispositive power over 613,374 shares of Class A Common Stock, sole power to vote or direct the voting of 543,310 shares of Class A Common Stock and no power to vote or direct the voting of 70,064 shares of Class A Common Stock owned by the investors described above. A partnership controlled by Edward C. Johnson 3d and members of his family owns shares of FIL voting stock with the right to cast approximately 39.89% of the total votes that may be cast by all holders of FIL voting stock. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the beneficial ownership of shares held. However, FMR Corp. filed the amended Schedule 13G voluntarily as if all of the shares were beneficially owned by FMR Corp. and FIL on a joint basis.

(3)	Based on an amended Schedule 13G, dated January 10, 2000, filed by AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, as a group, AXA and AXA Financial, Inc. (formerly The Equitable Companies Incorporated), which indicates that one AXA entity — AXA Sun Life &

Provincial Holdings (U.K.) — and four subsidiaries of AXA Financial, Inc. — The Equitable Life Assurance Society of the United States, Alliance Capital Management L.P., Donaldson, Lufkin & Jenrette Securities Corporation and Wood, Struthers and Winthrop Management Corporation — are deemed to have sole voting power with respect to 35,193,725 shares of Class A Common Stock, shared voting power with respect to 31,205,163 shares of Class A Common Stock, sole dispositive power with respect to 85,304,102 shares of Class A Common Stock and shared dispositive power with respect to 51,344 shares of Class A Common Stock. The address of AXA Conseil Assurance Mutuelle is 100-101 Terrasse Boildieu, 92042 Paris La Defense France; the address of AXA Assurance I.A.R.D Mutuelle and AXA Assurances Vie Mutuelle is 21, rue de Chateaudun, 75009 Paris France, the address of AXA Courtage Assurance Mutuelle is 26, rue Louis le Grand, 75002 Paris, France; the address of AXA is 9 Place Vendome, 75001 Paris France; and the address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(4)	Based on a Schedule 13G, dated February 11, 2000, which indicates that Wellington Management Company, LLP, in its capacity as an investment advisor, and through its wholly-owned subsidiary, Wellington Trust Company, NA, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is deemed to have shared voting power with respect to 20,191,583 shares of Class A Common Stock, shared dispositive power with respect to 44,962,145 shares of Class A Common Stock, and no sole voting or dispositive power with respect to any of the shares of Class A Common Stock.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

      Directors who did not receive compensation as officers or employees of the Company or any of its affiliates (Messrs. Bacot, Dobkin, Isaac, Toffey and Whipple and Ms. Jolley Mohraz) were paid in 1999 an annual membership fee of $25,000, an attendance fee of $1,000 for each meeting of the Board of Directors they attended and an annual membership fee of $5,000 for service as a member on each of the Audit Committee, the Compensation Committee and the Finance Committee, as applicable. The Company did not pay in 1999 any additional compensation to directors who received compensation as officers or employees of the Company or any of its affiliates.

      Under the Directors Plan, as in effect for 1999, non-employee directors could make irrevocable elections to defer all or part of 1999’s annual membership fee, attendance fees and committee membership fees. Deferred amounts were deemed invested as each director elected among available investment measures. Each director’s account was adjusted at least quarterly to reflect changes in the underlying investment measures, but no actual investments were made. Deferred amounts are held in the general funds of the Company, and each director’s account is payable in cash, generally after the director’s service on the Board of Directors ends. Each director has the option to receive payment of his or her account in a lump sum or in annual installments over a period of up to 15 years. Pursuant to the provisions of the Directors Plan permitting awards of stock options and other equity-based compensation, each non-employee director who was a member of the Board of Directors on March 9, 1999 received an award of NQSOs under the Directors Plan. Ms. Jolley Mohraz received an award of NQSOs under the Directors Plan on May 28, 1999. One-third of the NQSOs vests on each of the first, second and third anniversary of the date of grant.

Report from the Compensation Committee Regarding Executive Compensation

  OVERVIEW AND PHILOSOPHY

      The Company’s executive compensation program provides salary and incentive and equity-based compensation to the Named Executive Officers and other executives of the Company and its subsidiaries. Since its organization in April 1996 in connection with the IPO, the Compensation Committee has reviewed the Company’s overall executive compensation program, considered the Company’s recommendations as to compensation for the executive officers and approved such compensation for the executive officers as furthering shareholders’ interests.

      The Compensation Committee has prepared this report to provide an overview of the Company’s executive compensation program. This report includes a discussion of the relationship of the Company’s performance to executive officers’ compensation and the factors and criteria considered in determining the Chief Executive Officer’s compensation for 1999. No current member of the Compensation Committee is a former or current officer or employee of the Company or any of its affiliates.

      The Compensation Committee has adopted an executive compensation program designed to attract, retain and reward exceptional executives by compensating superior performance in a manner competitive with that of other well-managed organizations in the financial services industry and in general industry. The executive compensation program is designed also to link executives’ interests with shareholders’ interests by emphasizing equity-based and other incentive compensation.

      The Company’s executive compensation program has been developed with input from an independent compensation consulting firm, including a report prepared every two years (in 1991, 1993, 1995, 1997 and 1999) by the consulting firm that compares the Company’s executive compensation to the compensation paid to corresponding officers of a number of diversified financial services organizations within the Company’s industry. For 1999, the consulting firm compared the Company to 24 other organizations. Organizations selected by the consulting firm were money center and large regional banks and nationally diversified financial institutions with assets comparable in amount to those managed by the Company, which include some, but not all, of the organizations used in developing the Company’s performance graph shown in the “Comparative Stock Performance” section on page 24 of this proxy statement.

  INCENTIVE COMPENSATION

      The Company’s executive compensation program emphasizes performance, both by the individual and by the Company. Although each executive receives a salary competitive within the industry, the amount of each executive’s compensation in any year depends significantly upon awards of incentive compensation. The Company pays annual and long-term incentive compensation awards from incentive pools, the size of each of which depends on whether and the degree to which the Company’s profits meet or exceed target levels established for each fiscal year. The amount of each executive’s incentive compensation award relative to other executives’ awards depends largely on each executive’s individual performance for the year. The Company’s incentive compensation plans are as follows:

      Incentive Compensation Plan. The Company rewards performance by executives, including each Named Executive Officer, by payment of annual cash bonuses (called “corporate annual performance pay” or “CAPP” bonuses) under the ICP. The Company pays CAPP bonuses each year from one of two incentive pools, one of which funds CAPP bonuses for the Named Executive Officers only and the other of which funds CAPP bonuses for other executives. Within the first 90 days of each fiscal year, the Compensation Committee approves performance targets for the Company’s profitability for the year. The size of each incentive pool is determined by a formula that takes into account the degree to which the Company meets or exceeds those performance targets, subject to a specified maximum profit level that may be taken into account. For the Named Executive Officers, the Compensation Committee specifies, at the same time as it sets the performance targets for the year, the percentage of the incentive pool that may be paid to each individual. At the end of the fiscal year, the Compensation Committee reviews each Named Executive Officer’s performance for the year and may adjust the CAPP bonus generated by formula downward if the Compensation Committee considers an adjustment appropriate. Also at the end of the fiscal year, the Compensation Committee reviews the Company’s recommendations as to CAPP bonuses for all other executive officers and determines the amount of CAPP bonuses payable to the executive officers, taking into account the Company’s and the individuals’ performances during the fiscal year.

      Long-Term Performance Plan. The Company also rewards performance by certain executives of the Company, including each Named Executive Officer, by payment of annual cash bonuses under the LTPP. Annual target profit levels for the LTPP are similar to those used to determine CAPP bonuses under the ICP, and a higher maximum profit level may be considered under the LTPP. The Company funds the LTPP incentive pool based on the Company’s performance over a four-year period, instead of only one year as used for CAPP bonuses. To fund the LTPP incentive pool, the Company applies a formula that takes into account the Company’s overall success in meeting or exceeding the LTPP target levels over the four-year performance period. Once the size of the LTPP pool is determined by formula, the Company evaluates the performance of each executive eligible for an LTPP bonus. The Compensation Committee reviews and approves LTPP bonuses for executive officers of the Company, taking into account the Company’s and individual’s performance during the applicable performance period.

      Shareholder Interest Bonus Plan. On March 8, 1999, the Compensation Committee adopted a new long-term bonus plan, the SIB, to replace the LTPP. The SIB is intended to more closely align long-term compensation of the executive officers of the Company, including each Named Executive Officer, to the performance of the Class A Common Stock. SIB awards are based on the Company’s performance over a three-year period. The first three-year performance period is 1999 through 2001, with the first SIB awards payable in 2002. Final LTPP bonuses will be paid in 2001 and discontinued thereafter as SIB awards become payable. To fund the SIB awards, the Company applies a formula that takes into account each executive’s salary, a predetermined target award percentage based on salary grade and the Company’s performance over the three-year performance period. The Company’s performance measure is total shareholder return (stock price appreciation plus dividends) relative to the S&P Financials Index.

  EQUITY-BASED COMPENSATION

      The Company further links executives’ interests with shareholders’ interests by emphasizing equity-based compensation. All executives are eligible for stock option awards each year, and certain key executives, including the Named Executive Officers, have received awards of restricted stock. In addition, the Company has implemented stock ownership guidelines for executives. The Company also provides under the 401(k) Plan an investment option that invests principally in Class A Common Stock. Finally, the Company includes Class A Common Stock as a deemed investment measure under all of the Company’s nonqualified deferred compensation plans. The Company’s equity-based compensation programs are summarized as follows:

      Incentive Compensation Plan. The ICP provides for awards of incentive stock options, NQSOs, performance shares, restricted stock and stock appreciation rights, all based on shares of Class A Common Stock. The ICP also permits awards of performance units, which are not necessarily based on shares of Class A Common Stock. No awards of performance units have been made. The amount of an award under the ICP reflects and rewards an individual’s performance with the Company. In addition, the equity-based nature of most ICP awards makes their long-term value dependent upon the performance of the Class A Common Stock. The Compensation Committee administers the ICP and has discretion as to the recipients, type, amount, terms and conditions of such awards, subject to the terms of the ICP. Awards may be made to any of the Company’s salaried employees or officers, including the Named Executive Officers and other executive officers, and reflect each individual’s ongoing performance. During 1999, the Compensation Committee awarded restricted Class A Common Stock to a number of key executives and NQSOs to purchase Class A Common Stock to all such key executives and a much broader group of employees (approximately 4,300 total employees) of the Company and its subsidiaries. Restrictions on transferability of the restricted stock generally lapse after five years, assuming continued employment; the NQSOs vest over periods of three to five years, depending on the terms of each award.

      Stock Ownership Guidelines. To encourage and further emphasize integrating executives’ interests with those of the Company’s shareholders, the Compensation Committee has approved Class A Common Stock ownership guidelines for the Named Executive Officers and certain other executives of the Company. The Chief Executive Officer is required to meet minimum ownership levels of Class A Common Stock with an estimated market value at least equal to four times the Chief Executive Officer’s annual base salary. The other Named Executive Officers are required to meet value guidelines equal to twice their annual base salary. In addition to Class A Common Stock purchased directly by executives in the open market or obtained through exercises of incentive stock options, NQSOs or stock appreciation rights or by awards of restricted stock under the ICP, executives may satisfy the value guidelines through investments in Class A Common Stock under the 401(k) Plan and deemed investments in Class A Common Stock under the Company’s nonqualified deferred compensation plans.

      Equity Deferral Plan. Before the IPO, the Company traditionally sought to link executives’ compensation with the Company’s long-term performance through awards of PSARs under the PSAR Plan. In preparation for the IPO, the Company terminated the PSAR Plan effective December 31, 1995, and cashed out all employees’ interests. To preserve and emphasize the connection between certain key executives’ compensation and the Company’s long-term performance, the Company required the Named Executive Officers and 15 other executives to defer under the EDP for a minimum of five years (assuming continued employment) certain amounts otherwise payable to them upon termination of the PSAR Plan. Deferred amounts are deemed invested in Class A Common Stock although no actual investment is made, and the value of each executive’s interest in the EDP is adjusted to reflect the performance of Class A Common Stock over the deferral period. The EDP provided that the deferred amounts, as adjusted, would be distributed in cash on the fifth anniversary of the IPO or upon termination of employment, if earlier. Effective December 31, 1999, the EDP was merged into the DCP and EDP participants were given the opportunity to elect to further defer receipt of their former EDP account (beyond the fifth anniversary of the IPO) as provided under the terms of the DCP and to elect among the available deemed investment measures in the DCP.

      Deferred Compensation Programs. Executives, including the Named Executive Officers, may elect to defer payment of current cash compensation (i.e., base salary, CAPP bonuses and LTPP awards) through the DCP, a nonqualified deferred compensation plan sponsored by the Company. Deferred amounts are deemed invested as the executives elect among available investment measures, but no actual investments are made. Among the available investment measures is a deemed investment in Class A Common Stock, with the value of the deferred amount adjusted to reflect the performance of Class A Common Stock. Executives, as well as all employees of the Company, may also elect to defer compensation under the 401(k) Plan, under which the Company provides as an investment option the Associates Stock Fund, which invests principally in Class A Common Stock.

  CHIEF EXECUTIVE OFFICER COMPENSATION

      The Compensation Committee approved a salary in December 1998 for Mr. Hughes for 1999 that took into account (a) the consulting firm’s most recent report of competitive compensation levels for chief executive officers of comparable companies, (b) Mr. Hughes’ substantial experience and his performance, (c) the Company’s performance and (d) the extent to which the Company emphasizes performance-oriented compensation through incentive and equity-based plans. The Compensation Committee believes that Mr. Hughes’ 1999 base salary was below the median of competitive data but appropriate, considering the CAPP bonus, the LTPP bonus and the ICP awards, to support a performance-based total compensation package.

      After considering the Company’s growth and profit performance for 1999 and for the four-year performance period of the LTPP, the Compensation Committee approved Mr. Hughes’ 1999 CAPP and LTPP bonuses, and awards to Mr. Hughes of NQSOs and restricted stock granted January 3, 2000. The Compensation Committee also considered Mr. Hughes’ individual performance in providing strategic direction for the Company. The Compensation Committee believes that Mr. Hughes’ 1999 total annual compensation was appropriate, based on a review of compensation of peer executives.

      The value of Mr. Hughes’ restricted stock and NQSOs depends on the long-term performance of Class A Common Stock. See “Equity-Based Compensation — Incentive Compensation Plan” on page 13 of this proxy statement. The value of CAPP and LTPP bonuses may also depend on the long-term performance of Class A Common Stock to the extent that Mr. Hughes defers any or all of the awards and elects a deemed investment of the deferred amount in Class A Common Stock. See “Equity-Based Compensation — Deferred Compensation Programs” above.

  TAX DEDUCTIBILITY

      The Code limits the extent to which compensation paid to Named Executive Officers of publicly traded companies may be deducted by the companies. Certain types of compensation may be exempted from the deduction limit if they qualify as “performance-based compensation” as defined in the Code and the underlying regulations. The Company believes that the ICP meets all of the current tests required for compensation attributable to NQSOs awarded under the ICP and for CAPP bonuses awarded to Named Executive Officers under the ICP to be deducted by the Company for federal income tax purposes. The Company has reserved the right with respect to other executive compensation to use good independent judgment, on a case by case basis, to attract and retain qualified executives to manage the Company and to reward its employees for service while taking into consideration the financial effects such action may have on the Company.

Compensation Committee
H. JAMES TOFFEY, JR. (Chairman)
JUDY JOLLEY MOHRAZ
KENNETH WHIPPLE
February 24, 2000

Compensation Committee Interlocks and Insider Participation

      During 1999, the Company utilized the placement services of and paid fees in the amount of $201,202.62 to Secura/ Burnett Partners. William M. Isaac, a director and former member of the Compensation Committee, was Chairman of Secura/ Burnett Partners during 1999. Mr. Isaac resigned as a member of the Compensation Committee effective as of August 26, 1999 when the fees paid to Secura/ Burnett Partners exceeded $60,000. Mr. Isaac did not receive any individual remuneration or other direct benefit from the Company as a result of the transactions mentioned above. Secura/ Burnett Partners and the Company are not otherwise affiliated.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

      The following table shows certain information concerning the executive officers of the Company as of March 1, 2000:

		Present Principal Occupation or Employment
Name	Age	and Five-Year Employment History

Keith W. Hughes	53	Chairman of the Board and Chief Executive Officer since February 1995 and a director since November 1988; President from August 1991 until February 1995

Sandra J. Allen	50	Senior Vice President — Corporate Communications since August 1998; Director — Corporate Communications of Unicom from 1996 to 1998; Assistant Administrator Public Affairs of the Federal Aviation Administration from 1994 to 1996; Director — Public Relations of Budget Rent-A-Car from 1992 to 1994

David A. Brooks	60	Senior Executive Vice President — Insurance and Business Development since October 1998; Executive Vice President — Business Development from June 1997 to October 1998; President and Chief Operating Officer of Advanta Corp. from January 1997 to March 1997; Executive Vice President — Business Development of VISA USA, Inc. from March 1996 to January 1997; various executive positions with Citicorp from 1985 to 1994

Walter B. Copeland	46	Senior Executive Vice President — Home Equity Operations since August 1999; Executive Vice President — Information Services from May 1997 to August 1999; President of Associates Information Services, Inc. from November 1994 to March 1999; Executive Vice President and Controller of Associates Financial Services Company, Inc. from August 1989 to November 1994

Monte E. Ford	40	Executive Vice President — Information Services since August 1999; Senior Vice President — Information Services from May 1999 to August 1999; President of Associates Information Services, Inc. since April 1999; Executive Vice President of Associates Information Services, Inc. from February 1994 to April 1999

Roy A. Guthrie	46	Senior Executive Vice President and a director since February 1998 and Chief Financial Officer since May 1996; Executive Vice President from June 1995 to February 1998; a director from June 1995 to July 1996; Senior Vice President, Comptroller and Chief Accounting Officer from December 1991 to June 1995

Matthew L. Hollingsworth	35	Senior Executive Vice President — Consumer Branch Operations since August 1999; Executive Vice President — Avco Transition from September 1998 to August 1999; President of NationsCredit from September 1995 to June 1998; Managing Director of Associates Capital Corporation plc from December 1992 to August 1995

David J. Keller	51	Executive Vice President — Finance since October 1999; Executive Vice President, Chief Financial Officer and Treasurer of D. R. Horton, Inc. from June 1991 to October 1999

Michael C. Lenora	43	Senior Executive Vice President — International Operations since January 2000; Managing Director of Associates Capital Corporation plc from January 1998 to January 2000; Executive Vice President — Marketing from July 1991 to January 1998

		Present Principal Occupation or Employment
Name	Age	and Five-Year Employment History

Chester D. Longenecker	53	Executive Vice President and General Counsel since June 1986; Secretary since May 1997

Michael E. McGill	55	Executive Vice President — Human Resources since May 1997; Dean ad interim of Edwin L. Cox School of Business, Southern Methodist University, from December 1996 to May 1997; Professor and organizational consultant at Southern Methodist University since September 1971

Lawrence J. Pelka	57	Senior Executive Vice President — Commercial since October 1998; Executive Vice President — Commercial from May 1996 to October 1998; Executive Vice President of Associates Commercial Corporation since October 1981

Joseph N. Scarpinato	55	Senior Executive Vice President — Credit Card since October 1998; Executive Vice President — Credit Card from May 1996 to October 1998; President of Associates Credit Card Services, Inc. since October 1991

John F. Stillo	47	Executive Vice President since April 1999 and Comptroller and Principal Accounting Officer since September 1997; Senior Vice President of Associates First Capital Corporation from May 1997 to September 1997; Executive Director — Finance of Ford Motor Company from February 1996 to May 1997; Senior Vice President and Assistant Controller of Associates Commercial Corporation from February 1991 to February 1996

Summary Compensation Table

      The following table shows the compensation for the Company’s last three fiscal years received by the Company’s Chairman and Chief Executive Officer and by the four other most highly compensated executive officers who were serving as executive officers as of December 31, 1999.

SUMMARY COMPENSATION TABLE

		Annual Compensation

Name and		Base		Other Annual
Principal Position	Year	Salary	Bonus	Compensation

		($)	($)	($)(2)

Keith W. Hughes	1999	881,250	1,150,000	91,010
Chairman and Chief	1998	687,500	1,025,000	95,969
Executive Officer	1997	556,250	900,000	129,536

Roy A. Guthrie	1999	400,369	380,000	45,382
Senior Executive Vice	1998	342,250	320,000	18,556
President & Chief	1997	281,750	228,000	25,356
Financial Officer

Wilfred Y. Horie(1)	1999	400,369	370,000	35,742
Senior Executive Vice	1998	342,500	320,000	17,614
President — International	1997	282,500	260,000	19,599

Lawrence J. Pelka	1999	394,744	205,000	42,466
Senior Executive Vice	1998	349,250	264,000	29,109
President — Commercial	1997	311,500	231,000	40,468

Joseph N. Scarpinato	1999	397,500	345,000	31,978
Senior Executive Vice	1998	348,750	276,000	12,050
President — Credit Card	1997	308,750	233,000	7,575

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation

	Awards			Payouts

	Restricted	Securities		Long-Term
Name and	Stock	Underlying		Incentive Plan	All Other
Principal Position	Awards	Options		Payouts	Compensation

	($)(3)	(#)(4)		($)(6)	($)(7)

Keith W. Hughes	1,717,520	240,000		1,400,000	61,769	(8)
Chairman and Chief	1,235,938	200,000	(5)	1,250,000	50,503	(8)
Executive Officer	0	190,000	(5)	1,100,000	41,350	(8)

Roy A. Guthrie	644,070	70,000		380,000	27,857	(9)
Senior Executive Vice	423,750	60,000	(5)	343,000	24,342	(9)
President & Chief	0	50,000	(5)	324,000	19,058	(9)
Financial Officer

Wilfred Y. Horie(1)	644,070	60,000		364,000	28,944	(10)
Senior Executive Vice	423,750	48,000	(5)	335,000	25,803	(10)
President — International	0	35,000	(5)	286,000	20,871	(10)

Lawrence J. Pelka	558,194	60,000		220,000	30,069	(11)
Senior Executive Vice	423,750	48,000	(5)	260,000	27,880	(11)
President — Commercial	0	33,000	(5)	225,000	23,893	(11)

Joseph N. Scarpinato	558,194	60,000		300,000	29,358	(12)
Senior Executive Vice	423,750	48,000	(5)	260,000	26,057	(12)
President — Credit Card	0	33,000	(5)	214,000	22,552	(12)

(1)	Mr. Horie resigned as Senior Executive Vice President — International of the Company on December 31, 1999 and terminated his employment with the Company on January 15, 2000.

(2)	Compensation reported in the “Other Annual Compensation” column includes the value of benefits and perquisites includable in the Named Executive Officer’s taxable income for the year reported and the amount of the Company’s payment to cover each Named Executive Officer’s taxes with respect to such benefits and perquisites (commonly known as a “tax gross-up”). Other Annual Compensation reported for Mr. Hughes in 1999, 1998 and 1997 includes $56,090, $55,835 and $74,964, respectively, which represents the value of perquisites and other personal benefits provided by the Company to Mr. Hughes. These amounts include $22,511 in 1999, $23,474 in 1998 and $42,278 in 1997 for personal use of the corporate aircraft (used for security purposes). The value of any other single perquisite or personal benefit the Company provided to Mr. Hughes in 1999, 1998 or 1997 did not exceed 25 percent of the aggregate value of all such perquisites and personal benefits. The Company provides similar perquisites and personal benefits to the other Named Executive Officers. The aggregate value of perquisites and personal benefits provided to each of the other Named Executive Officers in any year reported, did not exceed the lesser of $50,000 or 10% of such Named Executive Officer’s salary and bonus reported for such year.

(3)	The compensation reported in the “Restricted Stock Awards” column is the value on the date of issuance of shares of restricted Class A Common Stock awarded under the ICP. The aggregate value at December 31, 1999 for restricted stock awards made in the last three years to each Named Executive Officer was as follows: Mr. Hughes, $4,896,496; Mr. Guthrie, $1,185,849; Mr. Horie, $1,077,196; Mr. Pelka, $1,022,321; and Mr. Scarpinato, $1,022,321. Subject to the terms of the ICP, dividends will be paid on such shares of restricted stock although risk of forfeiture exists and restrictions on transferability of such restricted stock have not yet lapsed.

(4)	NQSOs to purchase Class A Common Stock awarded under the ICP.

(5)	Amounts shown reflect the two-for-one stock split of the Class A Common Stock effected as a one-for-one stock dividend on December 23, 1998.

(6)	Compensation reported in the “Long-Term Incentive Plan Payouts” column is the amount awarded to each Named Executive Officer under the LTPP for the performance period ending in the year reported.

(7)	Compensation reported in the “All Other Compensation” column includes (i) matching and profit-sharing contributions pursuant to the 401(k) Plan and values of certain credits made by the Company on behalf of each Named Executive Officer pursuant to the Company’s nonqualified supplemental defined contribution plans (collectively “DCP Contributions”), and

(ii) amounts includable in compensation for premiums paid by the Company for term life insurance (“Term Insurance Compensation”).

(8)	For Mr. Hughes, DCP Contributions were (i) $57,722 for 1999, (ii) $45,031 for 1998 and (iii) $35,878 for 1997. Term Insurance Compensation was (i) $4,047 for 1999, (ii) $5,472 for 1998 and (iii) $5,472 for 1997.

(9)	For Mr. Guthrie, DCP Contributions were (i) $26,224 for 1999, (ii) $22,417 for 1998 and (iii) $18,173 for 1997. Term Insurance Compensation was (i) $1,632 for 1999, (ii) $1,924 for 1998 and (iii) $885 for 1997.

(10)	For Mr. Horie, DCP Contributions were (i) $26,224 for 1999, (ii) $22,434 for 1998 and (iii) $18,221 for 1997. Term Insurance Compensation was (i) $2,720 for 1999, (ii) $3,370 for 1998 and (iii) $2,650 for 1997.

(11)	For Mr. Pelka, DCP Contributions were (i) $25,856 for 1999, (ii) $22,876 for 1998 and (iii) $19,780 for 1997. Term Insurance Compensation was (i) $4,213 for 1999, (ii) $5,004 for 1998 and (iii) $4,113 for 1997.

(12)	For Mr. Scarpinato, DCP Contributions were (i) $26,036 for 1999, (ii) $22,843 for 1998 and (iii) $19,914 for 1997. Term Insurance Compensation was (i) $3,321 for 1999, (ii) $3,214 for 1998 and (iii) $2,638 for 1997.

Stock Option Awards during 1999

      Stock options and other rights related to Class A Common Stock may be awarded to executives under the ICP. The following table shows the stock options awarded under the ICP to the Named Executive Officers in 1999.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

		% of Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees	Exercise
	Options	in Fiscal	Base	Expiration	Grant Date
Name	Granted(1)	Year	Price(1)	Date(2)	Present Value(3)

	(#)		($/Sh)		($)

Keith W. Hughes	240,000	3.16%	$42.25	1/3/2009	$3,314,400
Chairman and Chief Executive Officer

Roy A. Guthrie	70,000	.92%	42.25	1/3/2009	$966,700
Senior Executive Vice President

Wilfred Y. Horie(4)	60,000	.79%	42.25	1/3/2009	$828,600
Senior Executive Vice President

Lawrence W. Pelka	60,000	.79%	42.25	1/3/2009	$828,600
Senior Executive Vice President

Joseph N. Scarpinato	60,000	.79%	42.25	1/3/2009	$828,600
Senior Executive Vice President

(1)	The options reported in this table are NQSOs awarded under the ICP to purchase shares of Class A Common Stock. One-third of the NQSOs vests on each of the first, second and third anniversary of the date of grant.

(2)	Each option was granted on January 4, 1999.

(3)	The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: an expected option life of four years; expected volatility of 34.83%; an assumed 1999 dividend yield of 0.52%; and a risk-free interest rate of 4.72%.

(4)	Mr. Horie resigned as Senior Executive Vice President — International of the Company on December 31, 1999 and terminated his employment with the Company on January 15, 2000.

     The following table and notes have additional information on stock options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of	Value of
			Securities	Unexercised
			Underlying	In-the-Money
			Unexercised Options	Options at
			At 12/31/99	12/31/99
	Shares		(#)(1)(2)	($)(2)
	Acquired	Value
	on Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable

Keith W. Hughes

Chairman and Chief Executive Officer	0	0	382,910/746,890	3,188,926/4,381,612
Roy A. Guthrie

Senior Executive Vice President	0	0	87,812/161,148	639,827/542,968
Wilfred Y. Horie

Senior Executive Vice President	0	0	70,372/136,428	537,197/491,653
Lawrence J. Pelka

Senior Executive Vice President	0	0	69,040/135,760	529,455/487,770
Joseph N. Scarpinato

Senior Executive Vice President	0	0	69,040/135,760	529,455/487,770

(1)	The options reported in this table are NQSOs awarded under the ICP to purchase shares of Class A Common Stock. The exercise price of the options awarded in 1996 is $14.50 per share, the exercise price of the options awarded in 1997 is $21.625 per share, the exercise price of the options awarded in 1998 is $35.3125 per share and the exercise price of the options awarded in 1999 is $42.25. The closing trading price on the NYSE of Class A Common Stock at December 31, 1999 was $27.4375.

(2)	The number of securities underlying unexercised options and the value of unexercised in-the-money options reflect the two-for-one stock split of the Class A Common Stock effected as a one-for-one stock dividend on December 23, 1998.

Defined Benefit Retirement Plans

      The Company sponsors three defined benefit retirement plans pursuant to which retirement income is payable to covered employees, including the Named Executive Officers: the Pension Plan, the EBP and the SRIP. The Pension Plan is a tax-qualified defined benefit plan covering all eligible employees of the Company. The EBP covers certain executives whose retirement income from the Pension Plan and the 401(k) Plan is affected by (i) elections to defer compensation and (ii) limitations imposed on tax-qualified retirement plans by certain Code sections. The EBP restores benefits that, if it were not for such limitations, would otherwise be available under the Pension Plan and the 401(k) Plan.

      The SRIP covers only certain designated executives of the Company and is designed to provide a target retirement income for participants. Retirement benefits are payable under the SRIP to the extent benefits under the Pension Plan and EBP do not achieve the target level of retirement income. All of the Named Executive Officers are participants in the SRIP, except for Mr. Horie whose participation in the SRIP ended with his termination of employment with the Company on January 15, 2000. Mr. Horie had not earned a vested benefit under the SRIP as of his termination of employment and is not entitled to any SRIP benefits.

      The SRIP provides each participant with an annuity, commencing upon the later of the participant’s retirement or attaining age 62, equal to 50% of the participant’s “average monthly compensation,” offset by the monthly equivalent of any benefits payable to the participant under the Pension Plan and EBP and by 50% of the participant’s Social Security monthly benefit. For purposes of the SRIP, “average monthly compensation” means, generally, the average monthly compensation for a participant’s highest five years of the 10 years immediately preceding retirement, with compensation determined for these purposes as under the Pension Plan (which includes for each calendar year annual bonuses and base pay before any pre-tax contributions to the 401(k) Plan or other Company-sponsored plans, but excludes such other items as severance pay, vacation pay paid on termination, moving expenses, long-term disability insurance payments, fringe benefits, LTPP bonuses, returns on deferred compensation and retention bonuses).

      The table below illustrates examples of the annual pension commencing at age 65 for the Named Executive Officers under the Pension Plan, the EBP and the SRIP based upon varying factors of remuneration and years of service:

PENSION PLAN TABLE

	Years of Service(2)(3)

Remuneration($)(1)	30 or less	35	40

$400,000	$200,000	$220,000	$240,000

600,000	300,000	330,000	360,000

800,000	400,000	440,000	480,000

1,000,000	500,000	550,000	600,000

1,400,000	700,000	770,000	840,000

1,800,000	900,000	990,000	1,080,000

2,200,000	1,100,000	1,210,000	1,320,000

2,600,000	1,300,000	1,430,000	1,560,000

(1)	Remuneration is the sum of a participant’s base salary plus any CAPP bonus paid or payable for a fiscal year, including amounts that the recipient elects to defer.

(2)	The estimated credited service at December 31, 1999, for the Named Executive Officers is as follows: Mr. Hughes, 18 years; Mr. Guthrie, 18 years; Mr. Horie, 27 years; Mr. Scarpinato, 8 years; and Mr. Pelka, 21 years.

(3)	The estimated annual benefits illustrated in the table are subject to offset by the Named Executive Officer’s Social Security benefits. The normal form of payment is a life annuity for a single participant and an actuarially equivalent 50% joint and survivor annuity for a married participant. The estimated annual benefits illustrated in the Pension Plan Table are in the form of a life annuity.

Employment, Severance and Change in Control Arrangements

      The Company has entered into individual employment agreements with a number of the Company’s executive officers, including each Named Executive Officer. All Named Executive Officers’ employment agreements are substantially identical, except as specifically described below. The employment agreements covering executive officers who are not Named Executive Officers are generally similar to the employment agreements for Named Executive Officers. Mr. Horie resigned as Senior Executive Vice President of the Company on December 31, 1999, and terminated his employment with the Company on January 15, 2000, and is included in this proxy statement as a Named Executive Officer. The Company’s obligations under his employment agreement ceased upon his termination of employment. The description of employment agreements that follows is limited to the employment agreements with the other Named Executive Officers.

      Each Named Executive Officer’s employment agreement, as amended and restated effective as of December 1, 1998, has a three-year term beginning December 1, 1998. The three-year term renews automatically on the first day of each month unless either party provides notice of non-renewal before the first day of the month. During the term of the agreement, including any renewal periods, each employment agreement provides for certain compensation and benefits. The agreements guarantee minimum annual base salaries for Messrs. Hughes, Guthrie, Scarpinato and Pelka of at least $725,000, $375,000, $375,000, and $375,000, respectively. If a “change in control”, as defined below, occurs during the term of the agreement, each agreement guarantees a minimum bonus for the remainder of the term during which the executive remains employed with the Company generally equal to at least 80% of the CAPP bonus and LTPP bonus norm award for the individual.

      The Company may terminate any Named Executive Officer at any time, with or without “cause.” Each employment agreement defines “cause” as, generally, the Named Executive Officer’s willful malfeasance, unreasonable neglect or refusal to perform his duties, conviction of a felony, engaging in activity competitive with the Company or adverse to the Company’s best interests, or violation of Company policy regarding corporate conduct. If the Company terminates a Named Executive Officer with “cause,” the Company’s obligations under that Named Executive Officer’s employment agreement cease.

      If the Company terminates a Named Executive Officer without “cause” or if a “constructive termination”, as defined below, (without “cause”) occurs within the period beginning six months before and ending 15 months after a “change in control,” the Named Executive Officer will receive the following in lieu of any other compensation or benefits under his employment agreement:

(a) A cash payment equal to the sum of (i) the Named Executive Officer’s annual base salary then in effect multiplied by three for Mr. Hughes and two for Messrs. Guthrie, Scarpinato and Pelka, plus (ii) the average of the CAPP bonuses paid to the Named Executive Officer during each of the three years immediately preceding the year of termination multiplied by three for Mr. Hughes and two for Messrs. Guthrie, Scarpinato and Pelka, plus (iii) a pro rata portion, based on the portion of the current performance year preceding termination, equal to the average of the Named Executive Officer’s CAPP and LTPP bonuses during each of the three years preceding the year of termination.

(b) Immediate 100% vesting or lapse of restrictions, as applicable, with respect to any outstanding awards to the Named Executive Officer under the ICP.

(c) Coverage under the Company’s life, medical, dental, disability and other welfare plans for three years for Mr. Hughes and two years for Messrs. Guthrie, Scarpinato and Pelka. Coverage will terminate earlier, however, if the Named Executive Officer becomes covered by similar coverage provided by a successor employer.

In the event of a “change in control,” each Named Executive Officer will become 100% vested in any outstanding stock options under the ICP and in any benefits payable under any of the Company’s nonqualified plans, and any restrictions on that Named Executive Officer’s restricted stock under the ICP will lapse. In such circumstances, the Company will also fund a trust to guarantee payment of funds under the nonqualified plans to the Named Executive Officer. If a “change in control” for purposes of the employment agreements occurs and such “change in control” constitutes a change in control within the meaning of Code Section 280G, the Company will pay the Named Executive Officer an additional amount (a gross-up payment) to offset the penalty taxes incurred by the Named Executive Officer as a result of the golden parachute provisions of Code Section 280G (and any similar state or local laws).

      Each employment agreement defines “constructive termination” as, generally, any of the following that results from a “change in control,” unless the Named Executive Officer consents in writing:

(a) Assignment to the Named Executive Officer of any duties inconsistent in any respect with the individual’s position, authority, duties or responsibilities or any other action that results in a substantial diminution in such position, authority, duties or responsibilities.

(b) Failure (i) to allow the Named Executive Officer to continue to participate, on substantially the same terms as before the “change in control” window period (beginning six months before and ending 15 months after the “change in control”) in substantially the same benefit or compensation plans as the Named Executive Officer participated in before the window period, or (ii) to provide the Named Executive Officer with the benefit or compensation plans generally provided to employees at the Named Executive Officer’s level within the Company.

(c) Substantial reduction, without good business reasons, of the facilities and perquisites available to the Named Executive Officer immediately before the reduction.

(d) Relocation of the Named Executive Officer’s principal location of work to a location that is more than 50 miles from his principal location of work immediately before the move.

      Each employment agreement defines “change in control” as, generally, any of the following:

(a) The Company is merged, consolidated or reorganized into or with another entity, and as a result less than a majority of the combined voting power of the outstanding shares of the resulting entity are held by the persons who held the Company’s “voting stock” (meaning the shares entitled to vote generally in election of the Board of Directors) before the transaction.

(b) The Company sells or otherwise transfers all or substantially all of its assets to another entity, and as a result less than a majority of the combined voting power of the outstanding shares of the resulting entity are held by the persons who held the Company’s “voting stock” before the transfer.

(c) A report is filed on certain specified forms indicating that a person has become the beneficial owner of securities representing 20% or more of the combined voting power of the Company’s “voting stock.”

(d) The Company files a report or proxy statement under certain specified circumstances that indicates that a change in control of the Company has or may have occurred or will or may occur as a result of a then-existing contract or transaction.

(e) During any two-year period the individuals who are members of the Board of Directors at the start of the two-year period cease to constitute a majority of the Board of Directors, unless their successors are approved by a vote of at least two-thirds of the members of the Board of Directors at the start of the two-year period.

      If a Named Executive Officer becomes permanently disabled (as determined under the Company’s long-term disability plan) during the term of his agreement, including any renewal periods, the Named Executive Officer will receive monthly for six months after the determination of disability both his then-current monthly base salary and an amount equal to one-twelfth of the average of the Named Executive Officer’s CAPP bonuses during the three years immediately preceding the year of disability, reduced by any amounts received through any disability or other salary continuation plan generally provided by the Company.

      If a Named Executive Officer dies during the term of his agreement, including any renewal periods, his estate or designated beneficiaries will receive a cash payment equal to the Named Executive Officer’s then-current annual base salary plus the average of the Named Executive Officer’s CAPP bonuses during the three years immediately preceding the year of death.

      Each Named Executive Officer agrees under his employment agreement to execute the Company’s standard confidentiality, conflicts of interest and proprietary property agreements. Each Named Executive Officer also agrees under his employment agreement not to solicit, for 12 months following the Named Executive Officer’s termination of employment, any of the Company’s employees to leave employment with the Company. Finally, each Named Executive Officer agrees under his employment agreement, in the event of a payment triggered by a termination without “cause” or a “constructive termination” in conjunction with a “change in control” for one year following the Named Executive Officer’s termination of employment, not to compete with the Company, either directly or indirectly. Each employment agreement provides that a Named Executive Officer’s right to any benefits under the agreement will cease if the Board of Directors determines that the Named Executive Officer has either violated the agreement’s non-solicitation and non-competition clauses or engaged in activity adverse to the best interests of the Company or any affiliate. Each employment agreement provides that any disputes will be resolved through binding arbitration, with expenses paid by the Company.

COMPARATIVE STOCK PERFORMANCE

      SEC rules require the Company to include a performance graph in its proxy statement that compares the performance of the Class A Common Stock to the Standard & Poor’s 500 Stock Index and a published industry or line of business index or group of “peer issuers” covering a five-year period. The Company selected the S&P Financials Index as the appropriate line of business index for purposes of this comparison. Because the Class A Common Stock did not begin trading on the NYSE until May 8, 1996, the graph compares performance from that date forward through December 31, 1999. The graph assumes an investment of $100 at the beginning of the period at the IPO price of $14.50 per share of Class A Common Stock (this price reflects the two-for-one stock split of the Class A Common Stock effected as a one-for-one stock dividend on December 23, 1998) and quarterly reinvestment of dividends:

Comparison of Five-Year Cumulative Total Return

The Company, S&P 500 and S&P Financials
(Performance Results Through December 31, 1999)
[PERFORMANCE GRAPH]

	5/8/96	6/30/96	9/30/96	12/31/96	3/31/97	6/30/97	9/30/97	12/31/97

AFS	100	132	142	153	149	193	217	248
S&P 500	100	104	107	116	119	140	151	155
S&P Financial	100	105	114	129	135	160	179	191

[Additional columns below]

[Continued from above table, first column(s) repeated]

	3/31/98	6/30/98	9/30/98	12/31/98	3/31/99	6/30/99	9/30/99	12/31/99

AFS	284	269	229	297	316	311	254	194
S&P 500	177	183	164	200	209	224	210	241
S&P Financial	215	222	174	213	229	240	204	221

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Executive Loan Program

      The Company established an executive loan program for its executives in September 1998. The purpose of the program is to provide executives with an additional source of liquidity without exercising their NQSOs, thereby retaining the potential for appreciation and maintaining the link between executive compensation and the Company’s performance. Pursuant to the program, executives can borrow up to 50% of the sum of their current base salary and CAPP bonus for the previous year from Chase Bank of Texas at interest rates below the bank’s prime rate.

      The Company does not fund loans under the program. It does, however, guarantee loans made to executives by Chase Bank of Texas under the program and, as a result, SEC regulations require the Company to provide the following information with respect to the loans: Mr. Hughes, a Named Executive Officer, had two loans outstanding under the program in 1999, the aggregate maximum outstanding balance of which in 1999 was $225,000. As of December 31, 1999, the loans had an aggregate outstanding principal balance of $197,777.78, and an interest rate of 7.25% on each loan as of such date. Mr. Guthrie, a Named Executive Officer, had one loan outstanding under the program in 1999, the maximum outstanding principal balance of which in 1999 was $250,000. As of December 31, 1999, the loan had an outstanding principal balance of $250,000, and an interest rate of 7.75% as of such date. Mr. Ford, an executive officer of the Company, had one loan outstanding under the program in 1999, the maximum outstanding principal balance of which was $100,000. As of December 31, 1999, the loan had an outstanding principal balance of $57,332.70, and an interest rate of 8.00% as of such date. Mr. McGill, an executive officer of the Company, had one loan outstanding under the program in 1999, the maximum outstanding principal balance of which was $150,000. As of December 31, 1999, the loan had an outstanding principal balance of $75,000, and an interest rate of 7.25% as of such date. In 1999, six executive officers (including Messrs. Hughes, Guthrie, Ford and McGill) had loans outstanding under the program. The maximum aggregate outstanding principal balance of the loans in 1999 was $765,000. As of December 31, 1999, the loans had an aggregate outstanding principal balance of $595,110.48 and interest rates ranging from 7.25% to 8.00% as of such date.

Financial Services

      Eric S. Dobkin, a director and nominee, is an Advisory Director of The Goldman, Sachs Group. An affiliate of The Goldman, Sachs Group, Goldman, Sachs & Co., has provided from time to time, and may provide in the future, investment banking and other financial services to the Company. In the ordinary course of its business, Goldman, Sachs & Co. may actively trade in the Company’s debt and equity securities for its own account or the accounts of its customers and, accordingly, it may at any time hold long or short positions in those securities.

      During 1999, the Company utilized the placement services of and paid fees in the amount of $201,202.62 to Secura/ Burnett Partners. William M. Isaac, a director and former member of the Compensation Committee, was Chairman of Secura/ Burnett Partners during 1999. Mr. Isaac resigned as a member of the Compensation Committee effective as of August 26, 1999 when the fees paid to Secura/ Burnett Partners exceeded $60,000. Mr. Isaac did not receive any individual remuneration or other direct benefit from the Company as a result of the transactions mentioned above. Secura/ Burnett Partners and the Company are not otherwise affiliated.

PROPOSAL NO. 2

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee selects and hires independent public accountants to audit the books of account and other records of the Company. You must ratify or reject the Audit Committee’s selection for 2000.

      On January 6, 1999, the Company acquired the assets and assumed the liabilities of Avco Financial Services, Inc. (“Avco”). The Avco acquisition provided the Company with access to new markets in Australia, Hong Kong, France, Sweden, Spain, New Zealand, Ireland and India. Accordingly, the Avco acquisition resulted in a significant change in the worldwide scope of the audit related work to be performed by the Company’s certifying accountant.

      The Company historically engaged PricewaterhouseCoopers LLP as its worldwide certifying accountant while Avco historically engaged Ernst & Young LLP. As a result of the Avco acquisition, a process was undertaken to review the Company’s certifying accountant. Effective June 1, 1999, Ernst & Young LLP replaced PricewaterhouseCoopers LLP as the Company’s worldwide certifying accountant. This change was recommended by management and approved by the Company’s Board of Directors on May 27, 1999.

      The Audit Committee has selected Ernst & Young LLP to audit the books of account and other records of the Company for 2000. This firm is considered to be well-qualified. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement and answer questions.

      If the proposal to ratify the selection of Ernst & Young LLP is not approved by the shareholders, or if prior to the 2001 annual meeting of shareholders Ernst & Young LLP declines to act or otherwise becomes incapable of acting, or if its employment is discontinued by the Board of Directors, then the Board of Directors will appoint other independent accountants whose employment for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the 2001 annual meeting of shareholders.

      The Board of Directors recommends a vote “FOR” Proposal No. 2.

PROPOSAL NO. 3

APPROVE INCREASE IN CLASS A COMMON STOCK

AVAILABLE UNDER INCENTIVE COMPENSATION PLAN

      At the Annual Meeting, shareholders will be asked to approve an amendment to the ICP to increase the maximum number of Shares with respect to which awards may be made under the ICP from 41,598,536 to 100,000,000. The Company originally established the ICP effective April 1, 1996. The ICP, as amended and restated effective January 1, 1997, was approved by shareholders at the annual meeting of shareholders of the Company held on May 29, 1997.

      The purpose of the ICP is to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the individual interests of participants in the ICP with those of the Company’s shareholders; to provide participants with an incentive for excellence in individual performance; and to provide flexibility to the Company in its ability to motivate, attract and retain employees who make significant contributions to the Company’s success. The ICP permits equity-based awards of ISOs, NQSOs, performance shares, restricted stock and SARs. (The ICP also permits awards of corporate annual performance pay which are not equity-based and performance units which are not necessarily equity-based. No awards of performance units have been made.)

      The ICP authorizes the granting of awards until March 31, 2006 to the officers and salaried employees of the Company. Awards have been granted to a total of approximately 7,600 participants under the ICP since 1996.

      The Company seeks shareholder approval to increase the number of Shares available under the ICP for awards to participants. Currently, the maximum number of Shares with respect to which awards may be made under the ICP is 41,598,536 (the number of Shares reflects the two-for-one stock split of the Class A Common Stock effected as a one-for-one stock dividend on December 23, 1998). As of January 31, 2000, approximately 11,400,000 of such Shares remained available for future awards. The amendment would increase the maximum number of Shares available for award under the ICP to 100,000,000.

Material Terms of ICP

      The material terms of the ICP are summarized below. The full text of the ICP, which you are urged to read carefully, is set forth as Exhibit A to this proxy statement.

  GENERAL

      Duration. The ICP will remain in effect until all awards made under the ICP have been satisfied by the issuance of Shares and/or the payment of cash, unless earlier terminated by the Board of Directors. No awards may be made under the ICP on or after March 31, 2006.

      Administration. The Compensation Committee administers the ICP and makes awards pursuant to its terms.

      Maximum Awards. The maximum number of Shares with respect to which awards may be made under the ICP is 41,598,536 (the number of Shares reflects the two-for-one stock split of the Class A Common Stock effected as a one-for-one stock dividend on December 23, 1998). The maximum aggregate number of Shares with respect to which awards of ISOs, NQSOs or SARs may be made to any one individual under the ICP in any one calendar year is 800,000 (the number of Shares reflects the two-for-one stock split of the Class A Common Stock effected as a one-for-one stock dividend on December 23, 1998). Both numbers may be adjusted to reflect any change in capitalization of the Company, certain corporate transactions, reorganizations or partial or complete liquidation of the Company. Shares issued under the ICP may be either authorized but unissued Shares, treasury Shares or any combination of the two.

      Participation. Officers and salaried employees of the Company with potential to contribute to the success of the Company or its subsidiaries are eligible to receive awards under the ICP. The Compensation Committee determines which individuals actually receive awards in any year.

      Awards. The Compensation Committee determines the amount, type, terms and conditions of each award, the details of which are generally reflected in an award agreement between the Company and each participant. The Compensation Committee may adjust outstanding awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements and/or changes in applicable laws, regulations or accounting principles, unless an adjustment would cause an award designed to qualify as performance-based compensation for purposes of Code Section 162(m) to fail to so qualify, in which case no adjustment may be made.

      Deferrals. The Compensation Committee may permit or require any participant in the ICP to defer receipt of a cash payment or delivery of Shares otherwise due the participant.

      Withholding. The Company may withhold from any payment of an award, or require a participant to remit, an amount necessary to satisfy applicable tax withholding requirements. The Company may permit a participant to elect to satisfy any withholding obligations with respect to any award by surrendering Shares obtained by the participant through that award or by tendering previously acquired Shares (owned by the participant at least six months before tender).

      Termination of Employment. The Compensation Committee determines if, and the extent to which, rights to awards will terminate if a participant leaves the Company’s employ. How termination of employment affects awards may vary from award to award and may reflect the reasons for termination of employment.

      Nontransferability. Generally, rights to awards under the ICP are available only to participants and may not be sold, assigned or otherwise transferred (other than by will or operation of law).

      Termination of ICP. Although the Compensation Committee administers the ICP, the Board of Directors retains the right to amend or terminate the ICP at any time for any reason or no reason.

  ANNUAL PERFORMANCE PAY

      Incentive Pools. Annual performance pay is awarded each year from one of two incentive pools, one of which funds annual performance pay for the Named Executive Officers only and the other of which funds annual performance pay for other executives. The value of the incentive pool for the Named Executive Officers is determined each year by multiplying a fixed base amount (set by the Compensation Committee each year at the same time that it establishes performance targets) by a performance percentage that depends on the achievement of performance targets established as described below. The Compensation Committee has discretion to determine each year the value of the incentive pool for other executives.

      Performance Measures. Annual performance pay awards to the Named Executive Officers are designed to qualify for the performance-based compensation exception to the tax deductibility limitations of Code Section 162(m). As a result, such awards are subject to performance measures selected by the Compensation Committee. The Compensation Committee must (i) select performance measures from among profits, net income (either before or after taxes), share price, earnings per share, total shareholder return, return on assets, return on equity, operating income, return on capital or investments, or economic value added and (ii) specify performance targets, based on the selected measures, within the first 90 days of each year.

      Calculation of Awards. The Compensation Committee specifies, concurrent with establishing the performance targets for each year, the percentage of the Named Executive Officers’ incentive pool that will be payable to each Named Executive Officer if the appropriate performance targets are achieved. The Compensation Committee retains the right to exercise “negative discretion” with respect to any award to a Named Executive Officer and adjust such award downward. Annual performance pay awards to other participants may be determined in the Compensation Committee’s discretion.

      Payment of Awards. The Compensation Committee directs when and in what form (cash, Shares or a combination) participants receive annual performance pay awards.

  STOCK OPTIONS

      Option Awards and Option Price. The Compensation Committee may award either ISOs, which are intended to qualify as “incentive stock options” under Code Section 422, or NQSOs, which are not intended to so qualify. An award of either an ISO or a NQSO allows a participant to purchase Shares at a fixed option price, which must be at least 100% of the fair market value of a Share on the date of grant. Fair market value for this purpose is defined as the closing sale price at which the Shares were sold regular way on the NYSE on the relevant date.

      Duration. The Compensation Committee determines when ISOs and NQSOs expire (not later than the 10th anniversary of the date of grant).

      Exercise and Payment of Awards. ISOs and NQSOs may be exercised as described in each participant’s award agreement, the details of which are determined by the Compensation Committee. Generally, payment of the option price may be made in cash or a cash equivalent, by tendering previously acquired Shares (owned by the participant at least six months before tender), or by a cashless exercise in which the participant directs the Company’s designee to have a broker sell a sufficient number of the Shares available for purchase through exercise of the ISO or NQSO to yield at least the option price and any applicable taxes and fees. The participant receives the Shares purchased or, in the case of a cashless exercise, may elect to receive instead of Shares the cash proceeds remaining after payment of the option price and any applicable taxes and fees.

  PERFORMANCE SHARES AND PERFORMANCE UNITS

      Performance Share/ Unit Awards and Value. The Compensation Committee may award either performance shares or performance units, payment of which depends on whether certain performance goals (established by the Compensation Committee) are met within a specified performance period. The initial value of a performance share is the fair market value of a Share on the performance share’s date of grant. The initial value of a performance unit is established by the Compensation Committee at the time of grant. Fair market value for this purpose has the same meaning as for stock options.

      Achievement of Performance Goals and Payment of Awards. The Compensation Committee determines at the end of each performance period whether, and the extent to which, the performance goals were met. The Compensation Committee generally may permit a participant to elect to receive the value of any performance shares or performance units payable to the participant in either cash or Shares (or a combination).

      Dividends. If dividends were declared on Shares during a performance period, the Compensation Committee may permit a participant receiving payment with respect to performance shares also to receive a cash payment equal in amount to the dividends that would have been paid with respect to the performance shares if they were actual Shares.

  RESTRICTED STOCK

      Restricted Stock Awards and Period of Restriction. The Compensation Committee may award restricted stock, which are Shares subject to restrictions on transferability during a specified period and to a substantial risk of forfeiture. The Compensation Committee determines the period of restriction and the terms and conditions applicable to restricted stock during such period, which may include a purchase price and restrictions based on the achievement of specified performance goals.

      Voting Rights and Dividends. Each participant holding restricted stock may exercise full voting rights with respect to such Shares during the period of restriction. Dividends payable during the period of restriction with respect to such Shares may be credited to participants, subject to any restrictions the Compensation Committee considers appropriate.

  STOCK APPRECIATION RIGHTS

      SAR Awards and Grant Price. The Compensation Committee may award SARs either alone (a “stand-alone SAR”) or in connection with a stock option (a “tandem SAR”). In either case, an SAR gives a participant the right to receive the value of any appreciation in the value of a Share over the grant price. The grant price for a stand-alone SAR is the fair market value of a Share on the date of grant, and the grant price for a tandem SAR is the option price of the related option. Fair market value for this purpose has the same meaning as for stock options.

      Duration. The Compensation Committee determines when SARs expire (not later than the 10th anniversary of the date of grant).

      Exercise and Payment of Awards. SARs may be exercised as described in each participant’s award agreement, the details of which are determined by the Compensation Committee. Generally, a tandem SAR may be exercised for all or part of the Shares subject to the related stock option by surrendering the right to exercise the equivalent portion of the option. Special rules apply to a tandem SAR awarded in connection with an ISO. A participant generally may elect upon exercise of an SAR to receive either cash or Shares (or a combination) in an amount equal to (i) the difference between the fair market value of a

Share on the date the SAR is exercised and the grant price, multiplied by (ii) the number of Shares with respect to which the SAR is exercised.

  Certain Federal Income Tax Consequences of Awards

      Annual Performance Pay and Performance Shares/ Units. Generally, a participant will recognize ordinary compensation income upon payment of an award of annual performance pay or performance shares or performance units, and the Company will be allowed a federal income tax deduction in the amount of such ordinary compensation income. To the extent that a participant elects to defer any portion of such payments, the deferred amount generally will not be taxable to the participant or deductible to the Company until actually paid to the participant.

      ISOs. Generally, a participant will not recognize ordinary income at either the time of grant or the time of exercise of an ISO, nor will the Company be allowed a federal income tax deduction at either time. Any excess in the fair market value of a Share over the option price at the time of exercise may, however, constitute a tax preference item that may have alternative minimum tax consequences for the participant. If the participant sells the Shares purchased through exercise of an ISO more than one year after the date of purchase and more than two years after the ISO’s date of grant, the participant normally will recognize long-term capital gain or loss equal to any difference between the aggregate sale price of the Shares and the aggregate option price, but the Company typically will not be allowed a federal income tax deduction upon either the ISO exercise or the subsequent sale. If the participant does not hold the Shares purchased through exercise of the ISO for at least the periods noted above, the participant upon sale of the Shares generally will recognize ordinary compensation income and possibly capital gain or loss, and the Company typically will be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

      NQSOs. Generally, a participant will not recognize income at the time of grant of a NQSO. Upon exercise of the NQSO, however, the participant generally will recognize ordinary compensation income equal to any difference between the aggregate fair market value of the Shares purchased pursuant to the option and the aggregate option price, and the Company typically will be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

      Restricted Stock. Generally, a participant will not recognize income with respect to restricted stock until all restrictions on transferability lapse and no substantial risk of forfeiture exists, at which time the participant typically will recognize ordinary compensation income equal to any difference between the aggregate fair market value of the Shares at that time and the aggregate amount, if any, paid by the participant for such Shares. The Company typically will be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

      The Board of Directors recommends a vote “FOR” Proposal No. 3.

PROPOSAL NO. 4

SHAREHOLDER PROPOSAL REGARDING PREDATORY LENDING

      The General Board of Pension and Health Benefits of The United Methodist Church, Priests of the Sacred Heart, Walden Asset Management, Maryknoll Fathers and Brothers, and the Congregation of the Sisters of Charity of the Incarnate Word, Houston (hereinafter collectively referred to as the “Joint Proponents”), each of which owns the requisite Shares, have given notice that they intend to present jointly for action at the Annual Meeting the following resolution:

“WHEREAS our corporation is one of the largest subprime mortgage lenders with subprime lending totaling an estimated $9 billion in 1998;

A number of subprime lenders have incurred (1) significant losses from inadequate risk analysis and (2) legal costs concerning allegations of predatory lending practices:

      (1)  FINANCIAL LOSSES:

A number of subprime mortgage lenders have suffered significant losses in 1998. After a number of bankruptcies in 1998, including Cityscape, bankruptcy proceedings were initiated in 1999 by United Companies, FirstPlus, MCA, and National Mortgage of Colorado. These 1999 bankruptcies accounted for over 5% of the 1998 subprime lending. The overall problem is illustrated by the survey for the first quarter of 1999 of over one-third of the top 50 subprime servicers. These servicers averaged 7.3% of their servicing volume as past due, of which 2.5% was in foreclosure. These losses were magnified by gain-on-sale accounting, which raised profits at the time of origination but does not adequately take into account possible costs of delinquencies and foreclosures.

(2) POSSIBLE LEGAL COSTS ARISING FROM ALLEGATIONS OF PREDATORY LENDING:

Public concern has gathered momentum and has resulted in the following actions:

•	The Senate Special Committee on Aging heard testimony in March 1998 alleging predatory lending practices by some subprime lenders. One witness who had worked for an unspecified lender testified that he was pressured daily by his superiors to take advantage of vulnerable borrowers. Another witness spoke of a $75,000 loan at 17.71% interest rate to finance home improvements with $6,500 in points and $3,538 for credit life insurance policy, raising the monthly payments from $235 to an unaffordable $1,156;

•	North Carolina passed a law in mid-1999 to prevent a number of predatory lending practices;

•	The New York State Banking Department is holding hearings on similar regulations;

•	The Federal Trade Commission has implemented an enforcement and consumer education campaign: “Operation Home Inequity.” The FTC has settled with seven small subprime lenders as well as with Fleet Finance ($1.3 million settlement). Several other large subprime lenders are under investigation including Associates First Capital, the largest subprime lender;

•	The Attorney General of North Carolina has also opened a civil investigation of Associates First Capital;

•	Delta Funding is facing predatory lending allegations by the State of New York.

Because we nevertheless believe that subprime lending is very profitable and does serve a useful and legitimate purpose when done in a manner that discloses costs to consumers and potential risks to shareholders;

BE IT RESOLVED that the shareholders request the Board of Directors to establish a committee consisting of outside directors of the Corporation to oversee the development and enforcement of policies to ensure that

(1) accounting methods and financial statements adequately reflect the risks of subprime lending and

(2) employees do not engage in predatory lending practices; and to report before the next annual meeting to the shareholders on policies and their enforcement.”

      The Company will provide information to shareholders regarding the respective addresses and number of Shares held by each of the Joint Proponents promptly upon receipt of an oral or written request for such information.

      The Board of Directors recommends a vote “AGAINST” Proposal No. 4, for the following reasons:

      The Company is a leading, diversified finance organization providing finance, leasing, insurance and related services to individual consumers and businesses through direct and indirect subsidiaries in the United States and internationally. As of December 31, 1999, the Company had aggregate managed home equity finance receivables of approximately $27,480.3 million, aggregate managed personal loan/retail sales finance receivables of approximately $16,012.4 million, aggregate managed truck and truck trailer finance receivables of approximately $13,130.3 million, aggregate managed credit card receivables of approximately $11,733.6 million, aggregate managed equipment finance receivables of approximately $6,977.3 million, aggregate managed fleet leasing finance receivables of approximately $2,070.1 million and aggregate managed warehouse and other related finance receivables of approximately $1,515.9 million.

      Proposal No. 4 relates solely to the Company’s home equity lending activities. This proposal seeks two objectives:

•	The proposal requests the Company’s Board of Directors to form an independent committee of outside directors to oversee the development and enforcement of policies to ensure that the Company’s employees do not engage in so-called “predatory lending practices” and that the Company’s accounting methods and financial statements “adequately reflect the risks” of so-called “subprime” lending.

•	The proposal would require the Board of Directors to provide a report to shareholders regarding these policies and their enforcement before the Company’s next annual meeting.

      The Board of Directors believes that both the policy and reporting objectives of Proposal No. 4 have already been substantially implemented through the Company’s development, implementation and observance of extensive internal compliance procedures and the existence and activities of the Audit Committee of the Board of Directors.

      The policy objectives of Proposal No. 4 relating to the prevention of so-called “predatory lending practices” can be understood and evaluated only when the proposal is considered in the context of the comprehensive regulatory environment to which the Company and its consumer lending activities are subject. The Company’s consumer lending activities are chiefly regulated by the states in which the Company operates. Virtually all states have a Banking Department or equivalent regulator that issues licenses to lenders, and most states provide for periodic examinations of the Company’s operations. The Company’s consumer loans are generally made pursuant to state lending laws.

      The Company is also subject to several federal statutes regulating lenders, including the Truth-In-Lending Act, which requires lenders to disclose to borrowers in a uniform manner the cost of credit; the Real Estate Settlement Procedures Act, which requires lenders to make certain additional disclosures on real estate secured loans and also provides for certain substantive limitations on the activities of real estate lenders; the Home Owners Equity Protection Act (which is actually part of the Truth-In-Lending Act), which places substantive limitations and requires specific disclosures on certain “high cost” mortgage loans; and the Equal Credit Opportunity Act, which prohibits discrimination against borrowers and applicants based on certain prohibited classifications, including age, race, color, religion, marital status, gender, national origin, income derived totally or partially from a public assistance program, alimony, child support or separate maintenance income, income derived solely from a part-time job or the fact that the applicant has in good faith exercised any right under the Consumer Credit Protection Act.

      The implementation of and compliance with this complex regulatory scheme requires a significant level of interaction with the various governmental authorities that regulate the Company’s consumer lending activities. The Company, through its governmental affairs and legal departments and various other operational personnel, maintains relationships with these authorities through ongoing personal visits and telephonic and written communications regarding matters such as examination issues, customer inquiries and complaints, and operational and compliance questions. In addition, most state regulators require the Company to file annual reports regarding the Company’s consumer lending offices. These reports commonly ask for information regarding income, loan volume and outstandings (in both dollars and units), delinquency, repossession statistics and litigation. State and federal regulators periodically conduct examinations of various aspects of the Company’s business, and management of the Company regularly interacts with these examiners regarding compliance with various laws and regulations to which the Company’s business is subject.

      The Company strives to implement and comply with all regulatory requirements, and to address concerns of the type described in Proposal No. 4, through voluntary internal controls. The Company has comprehensive internal procedures in place to ensure that it complies with state and federal laws and with its own policies. Multiple layers of supervisory management monitor these controls through a variety of methods. These include regional and centralized branch supervision, who periodically make branch visits to address compliance and other issues; an audit department, which regularly audits individual consumer lending offices for compliance; a risk management department, which sets underwriting standards by which loan applications are to be evaluated; and a legal staff which helps ensure that company policies are in compliance with applicable law. The policies and procedures already in place at the Company demonstrate the Company’s commitment to the prevention of lending practices of the type described in this proposal.

SHAREHOLDER PROPOSALS FOR 2001

      Shareholders may propose matters to be presented at the 2001 annual meeting of shareholders and may also nominate persons to be directors. Any shareholder proposal intended for inclusion in the proxy materials for the 2001 annual meeting of shareholders must be received by the Company, addressed to the Secretary of the Company, P.O. Box 660237, Dallas, Texas 75266-0237, no later than November 22, 2000.

ANNUAL REPORT AND OTHER MATTERS

      The Annual Report, including financial statements, was mailed to you with this proxy statement. A list of shareholders of record entitled to vote at the Annual Meeting will be available for review by any shareholder, for any purpose related to the Annual Meeting, between 9:00 a.m. and 5:00 p.m. at the corporate offices of the Company, 250 East Carpenter Freeway, Irving, Texas, for 10 days prior to the Annual Meeting.

EXPENSES OF SOLICITATION

      The cost of soliciting proxies in the accompanying form will be paid by the Company. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

By Order of the Board of Directors,
/s/ C. LONGENECKER

CHESTER D. LONGENECKER

Secretary

Irving, Texas

March 27, 2000

HOW TO ATTEND THE ANNUAL MEETING

Shareholders of Record

      When you provide your proxy, please let us know if you plan to attend the Annual Meeting. If you indicate that you plan to attend, we will issue an admission ticket to you at the door.

“Street Name” Holders

      If you plan to attend the Annual Meeting, tell your broker you plan to attend and would like a proxy. Simply bring that proxy to the Annual Meeting, and we will give you a ticket at the door. If you cannot get a proxy in time, we will give you a ticket at the door if you bring a copy of your most recent brokerage account statement showing that you own Class A Common Stock.

Other Interested Parties

      Each shareholder may bring one guest to the Annual Meeting, if desired.

EXHIBIT A

ASSOCIATES FIRST CAPITAL CORPORATION

INCENTIVE COMPENSATION PLAN
(Amended and Restated Effective January 1, 1997)

Article 1.  Purpose and Duration

      1.1.  Purpose of the Plan. Associates First Capital Corporation, a Delaware corporation, hereby amends and restates, effective January 1, 1997, the Associates First Capital Corporation Incentive Compensation Plan (formerly called the “Associates First Capital Corporation Long-Term Equity Compensation Plan”), as set forth in this document, to allow the Company (a) to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the individual interests of Participants with those of the Company’s stockholders, (b) to provide Participants with an incentive for excellence in individual performance, (c) to provide flexibility to the Company in its ability to motivate, attract and retain the services of Employees who make significant contributions to the Company’s success, and (d) to allow such Employees to share in the success of the Company. The Plan permits awards of Corporate Annual Performance Pay, Incentive Stock Options, Nonqualified Stock Options, Performance Shares, Performance Units, Restricted Stock and Stock Appreciation Rights.

      1.2.  Duration of the Plan. On and after the Effective Date, subject to approval by the Company’s stockholders, the provisions of the amended and restated Plan shall govern all Awards. The Plan shall remain in effect indefinitely, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 13, until all Awards are satisfied by the issuance of Shares and/or the payment of cash. Notwithstanding the foregoing, in no event may an Award be made on or after March 31, 2006.

Article 2.  Definitions

      2.1.  General. Whenever used in the Plan, the following terms shall have the meanings set forth below, and when any such meaning is intended, the initial letter of the word shall be capitalized. Except where the context otherwise indicates, any masculine term used herein shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

      2.2.  “Award” means, individually or collectively, an award under the Plan of Corporate Annual Performance Pay, Incentive Stock Options, Nonqualified Stock Options, Performance Shares, Performance Units, Restricted Stock or Stock Appreciation Rights.

      2.3.  “Award Agreement” means an agreement, entered into between the Company and a Participant, setting forth the terms and conditions applicable to an Award.

      2.4.  “Board” or “Board of Directors” means the board of directors of the Company.

      2.5.  “Class A Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company.

      2.6.  “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

      2.7.  “Committee” means the Committee designated pursuant to Section 12.1 to administer the Plan.

      2.8.  “Company” means Associates First Capital Corporation, a Delaware corporation, and any successor thereto as provided in Section 14.5.

      2.9.  “Corporate Annual Performance Pay” or “CAPP” means annual incentive compensation awarded under Article 5.

      2.10.  “Director” means any individual who is a member of the Board of Directors.

      2.11.  “Effective Date” means January 1, 1997, as provided in Section 1.1. The original effective date of the Plan was April 1, 1996.

      2.12.  “Employee” means any individual who is a full-time, active employee of the Company or any Subsidiary.

      2.13.  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

      2.14.  “Fair Market Value” means the closing sale price at which Shares were sold regular way on the relevant date on the principal securities exchange on which Shares were traded on such date or, if there was no sale on the relevant date, then on the last previous day on which there was such a sale; provided that “Fair Market Value” for any Awards made concurrent with or contingent upon the consummation of the initial public offering of Shares in 1996 means the initial public offering price of Shares covered by such initial public offering.

      2.15.  “Freestanding SAR” means an SAR, awarded under Article 9, that is granted independently of any Option.

      2.16.  “Incentive Stock Option” or “ISO” means an option to purchase Shares, awarded under Article 6, that is intended to qualify as an “incentive stock option” within the meaning of Code Section 422.

      2.17.  “Insider” means an individual who is, on the relevant date, an officer or Director of the Company or a beneficial owner (as the term “beneficial owner” is defined in Rule 13d-3 of the General Rules and Regulations promulgated under the Exchange Act) of 10 percent (10%) or more of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as such terms are used under Section 16 of the Exchange Act and the General Rules and Regulations promulgated thereunder.

      2.18.  “Named Executive Officer” means an individual who, as of the date of payment, exercise and/or lapse of restrictions with respect to an Award, as applicable, is a “covered employee” as defined in Code Section 162(m) and the Treasury Regulations promulgated thereunder.

      2.19.  “Non-Employee Director” means a Director who is not an Employee of the Company or any Subsidiary or of Ford Motor Company or any of its direct or indirect subsidiaries.

      2.20.  “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, awarded under Article 6, that is not intended to be treated as an “incentive stock option” within the meaning of Code Section 422.

      2.21.  “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as applicable.

      2.22.  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

      2.23.  “Participant” means an Employee selected pursuant to Article 4 to receive an Award.

      2.24.  “Performance-Based Exception” means the performance-based compensation exception from the tax deductibility limitations of Code Section 162(m).

      2.25.  “Performance Share” means a performance-based grant, awarded under Article 7, the initial value of which is based on the Fair Market Value of a Share on the date of grant.

      2.26.  “Performance Unit” means a performance-based grant, awarded under Article 7, the initial value of which is established by the Committee at the time of grant.

      2.27.  “Plan” means the Associates First Capital Corporation Incentive Compensation Plan (formerly called the “Associates First Capital Corporation Long-Term Equity Compensation Plan”), as amended and restated effective January 1, 1997.

      2.28.  “Restricted Stock” means Class A Common Stock, awarded under Article 8, that is subject to restrictions on transferability and to a substantial risk of forfeiture.

      2.29.  “Shares” means shares of Class A Common Stock.

      2.30.  “Stock Appreciation Right” or “SAR” means a right, awarded under Article 9, either alone or in connection with an Option, to receive the value of the appreciation over time in the value of a Share. An SAR may be either a Freestanding SAR or a Tandem SAR.

      2.31.  “Subsidiary” means any corporation, partnership, joint venture or other entity in which the Company has a direct or indirect majority voting interest (including all divisions, affiliates and related entities), provided that for ISOs “Subsidiary” has the meaning set forth in Code Section 422.

      2.32.  “Tandem SAR” means an SAR, awarded under Article 9 in connection with an Option, the exercise of which forfeits the right to purchase a Share under the related Option (and which SAR is itself forfeited if and when a Share is purchased under the related Option).

Article 3.  Shares Subject to the Plan and Maximum Awards

      3.1.  Number of Shares Available for Grants.  Subject to adjustment as provided in Section 3.3, the maximum number of Shares with respect to which Awards may be made shall be 20,799,268. Shares issued under the Plan may be either authorized but unissued Shares, treasury Shares or any combination thereof.

      3.2.  Lapsed Awards.  If any Award is canceled, terminates, expires or lapses for any reason without the issuance of Shares or payment in respect thereof (with the exceptions of termination of a Tandem SAR upon exercise of the related Option or termination of an Option upon exercise of the related Tandem SAR), any Shares subject to such Award shall be available again for an Award to the fullest extent permitted under Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act and Code Sections 162(m) and 422.

      3.3.  Adjustments in Authorized Shares. In the event of any change in capitalization of the Company (such as a stock split, stock dividend or combination of shares), corporate transaction (such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company), reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares with respect to which Awards may be made, in the number and class of and/or price of Shares subject to outstanding Awards, and in the Award limits set forth with respect to Options and SARs in Section 3.4, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to reflect such change in capitalization, corporate transaction, reorganization or partial or complete liquidation; provided, however, that the number of Shares subject to any Award shall always be a whole number.

      3.4.  Maximum Awards. The maximum aggregate number of Shares with respect to which Options, with or without Tandem SARs, or Freestanding SARs may be awarded to any one individual under the Plan in any one calendar year shall be 400,000. The maximum Corporate Annual Performance Pay that may be awarded to any one individual under the Plan in any one calendar year shall be $5,000,000.

Article 4.  Eligibility and Participation

      4.1.  Eligibility.  Any officer of the Company or salaried Employee, including any Employee who is a Director, with potential to contribute to the success of the Company and/or any Subsidiary shall be eligible to be selected as a Participant by the Committee.

      4.2.  Participation.  Subject to the provisions of the Plan, the Committee shall, from time to time and in its sole discretion, select from among all eligible Employees, as specified in Section 4.1, those to whom Awards shall be made and shall determine the nature, amount, terms and conditions of each Award.

Article 5.  Corporate Annual Performance Pay

      5.1.  General.  Subject to the provisions of the Plan, the Committee may award Corporate Annual Performance Pay to a Participant at any time and from time to time in such amount and upon such terms and conditions as the Committee may determine.

      5.2.  Determination of CAPP Incentive Pools.  Corporate Annual Performance Pay shall be payable each year from two incentive pools, one of which shall fund CAPP Awards solely to the Named Executive Officers (the “Named Executive Officers’ Incentive Pool”) and the other of which shall fund CAPP Awards solely to Participants other than the Named Executive Officers (the “General Incentive Pool”). The amount of the Named Executive Officers’ Incentive Pool shall be determined by multiplying (a) a fixed base amount, established by the Committee concurrent with establishment of performance targets pursuant to Section 5.3, by (b) a performance percentage determined by reference to the Company’s achievement of the performance targets established by the Committee pursuant to Section 5.3. The Committee shall determine the amount of the General Incentive Pool in its discretion.

      5.3.  Performance Measures and Targets.  The Committee shall establish each year, within the first 90 days of such year, performance targets that must be achieved in order for CAPP Awards to be payable to the Named Executive Officers. Such performance targets shall be based upon one or more performance measures, which the Committee shall select (concurrent with establishing each year’s performance targets) from among profits, net income (either before or after taxes), share price, earnings per share, total stockholder return, return on assets, return on equity, operating income, return on capital or investments, or economic value added. At the same time the Committee selects performance measures and specifies performance targets, the Committee shall also determine the manner in which such performance measure(s) shall be calculated or measured, including the extent to which such measure(s) shall be adjusted to take into account certain factors over which Participants have no or limited control, including, without limitation, changes in accounting principles and extraordinary charges to income.

      5.4.  Determination of CAPP Awards to Named Executive Officers.  The Committee shall specify each year, concurrent with establishing performance measure(s) and targets pursuant to Section 5.3, the percentage of the Named Executive Officers’ Incentive Pool that shall be payable to each Named Executive Officer as a CAPP Award for that year, subject to the maximum CAPP Award limit specified in Section 3.4 and subject to the Committee’s exercise of negative discretion to adjust downward any such CAPP Award.

      5.5.  Determination of CAPP Awards to Other Participants.  The Committee shall determine the CAPP Award, if any, payable from the General Incentive Pool to each Participant who is not a Named Executive Officer.

      5.6.  Payment of CAPP Awards.  CAPP Awards shall be payable to Participants at such time(s) and in cash or in Shares of equivalent value or in some combination thereof, as the Committee shall determine.

      5.7.  Termination of Employment.  The Committee shall determine if, and the extent to which, any Participant shall have the right to receive payment of a CAPP Award following termination of the Participant’s employment with the Company or any Subsidiary. Any determinations under this Section shall be made in the sole discretion of the Committee, need not be uniform among all CAPP Awards and may reflect distinctions based on the reasons for termination of employment.

      5.8.  Nontransferability of CAPP Award.  No right to a CAPP Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 6.  Incentive and Nonqualified Stock Options

      6.1.  General.  Subject to the provisions of the Plan, the Committee may award Options to a Participant at any time and from time to time in such number and upon such terms and conditions as the Committee may determine.

      6.2.  Option Award Agreement.  Each Award of an Option shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares that may be purchased pursuant to exercise of the Option and such other terms and conditions as the Committee may determine. The Award Agreement also shall specify whether the Option is intended to qualify as an “incentive stock option” within the meaning of, and be governed by, Code Section 422 or a NQSO not intended to be treated as an “incentive stock option” within the meaning of Code Section 422.

      6.3.  Option Price.  The Option Price for each Award of an Option shall be at least equal to 100 percent (100%) of the Fair Market Value of a Share on the Option’s date of grant.

      6.4.  Duration of Options.  Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the 10th anniversary of the Option’s date of grant.

      6.5.  Exercise of Options.  Each Option shall be exercisable at such time(s) and in such manner and subject to such conditions as the Committee shall in each instance determine, which need not be the same for each Award or for each Participant.

      6.6.  Payment of Option Price.  The aggregate Option Price shall be payable in full upon exercise of any Option either (a) in cash in the form of currency or check or other cash equivalent acceptable to the Company; (b) by tendering previously acquired, nonforfeitable, nonrestricted Shares having an aggregate fair market value at the time of exercise equal to the aggregate Option Price (provided that any Shares so tendered must have been owned by the Participant for at least six (6) months prior to their tender); or (c) by a combination of the foregoing methods. The Committee may permit a Participant to satisfy the requirement of payment in cash from the proceeds of a sale through a broker of some or all of the Shares to which the exercise relates (a “cashless exercise”), subject to applicable securities laws restrictions, or by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law.

      6.7.  Payment of Shares or Proceeds.  As soon as practicable after exercise of an Option is completed, the Company shall deliver the Shares purchased to the Participant; provided, however, that if the Committee permits cashless exercise of Options, a Participant may elect to receive the cash proceeds from the cashless exercise in lieu of Shares.

      6.8.  Termination of Employment.  Each Participant’s Option Award Agreement shall set forth if, and the extent to which, the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company or any Subsidiary. Such terms and conditions shall be determined in the sole discretion of the Committee, need not be uniform among all Option Awards and may reflect distinctions based on the reasons for termination of employment.

      6.9.  Nontransferability of Options.  Except as otherwise provided in a Participant’s Option Award Agreement with respect to NQSOs, (a) ISOs and NQSOs shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by the Participant’s legal guardian or representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision, and (b) no ISO or NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 7.  Performance Shares and Performance Units

      7.1.  General.  Subject to the provisions of the Plan, the Committee may award Performance Shares and/or Performance Units to a Participant at any time and from time to time in such number and upon such terms and conditions as the Committee may determine.

      7.2.  Performance Shares/Units Award Agreement.  Each Award of Performance Shares and/or Performance Units shall be evidenced by an Award Agreement that shall specify the initial value of such Performance Shares and/or Performance Units, the time period during which preestablished performance goals must be met (the “Performance Period”), the performance goals upon which payment of such Performance Shares and/or Performance Units depends (the “Performance Goals”), the number of Performance Shares and/or Performance Units awarded and such other terms and conditions as the Committee may determine.

      7.3.  Initial Value of Performance Shares/Units.  The initial value of each Performance Share shall equal the Fair Market Value of a Share on the Performance Share’s date of grant. The Committee shall establish the initial value of each Performance Unit at the time of grant.

      7.4.  Duration of Performance Shares/Units Awards.  Each Award of Performance Shares and/or Performance Units shall expire at the end of the applicable Performance Period, without payment of the Performance Shares or Performance Units, if the Performance Goals established for that Performance Period have not been achieved during such Performance Period.

      7.5.  Satisfaction of Performance Goals.  The Committee shall determine at the end of each Performance Period if, and the extent to which, the applicable Performance Goals have been achieved.

      7.6.  Payment of Performance Shares/Units.  As soon as practicable after the end of a Performance Period, if the applicable Performance Goals for that Performance Period have been achieved (as determined by the Committee pursuant to Section 7.5), the Company shall deliver to a Participant payment for such Participant’s Performance Shares and/or Performance Units in an amount determined, as specified in such Participant’s Performance Share and/or Unit Award Agreement, on the last day of the Performance Period by reference to the achievement of the applicable Performance Goals. The Committee may permit a Participant to elect payment of the aggregate value of such Participant’s Performance Shares and/or Performance Units in cash or in Shares of equivalent value or in some combination thereof, subject to the availability of Shares to the Company. If, and to the extent that, dividends with respect to Shares are declared or paid during the Performance Period, the Committee may direct payment of dividend equivalents to a Participant in an amount equal to the dividends that such Participant would receive or have received if such Participant’s Performance Shares were Shares; provided, however, that such dividend equivalents shall be subject to the same restrictions as apply to dividends payable with respect to Restricted Stock pursuant to Section 8.4.

      7.7.  Termination of Employment.  Each Participant’s Performance Share and/or Unit Award Agreement shall set forth if, and the extent to which, the Participant shall have the right to receive payment of Performance Shares and/or Performance Units following termination of the Participant’s employment with the Company or any Subsidiary. Such terms and conditions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Share and/or Performance Unit Awards and may reflect distinctions based on the reasons for termination of employment.

      7.8.  Nontransferability of Performance Shares/Units.  Except as otherwise provided in a Participant’s Performance Share and/or Unit Award Agreement, (a) all rights with respect to Performance Shares and/or Performance Units shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by the Participant’s legal guardian or representative acting in a fiduciary capacity on behalf of the Participant under state law or court supervision, and (b) no Performance Shares or Performance Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 8.  Restricted Stock

      8.1.  General.  Subject to the provisions of the Plan, the Committee may award Restricted Stock to a Participant at any time and from time to time in such number and upon such terms and conditions as the Committee may determine.

      8.2.  Restricted Stock Award Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the restrictions that limit transferability of the Restricted Stock and create a substantial risk of forfeiture (the “Restrictions”), the time period during which such Restrictions apply (the “Period of Restriction”), the number of Shares of Restricted Stock awarded and such other terms and conditions as the Committee may determine (which may, but are not required to, include a stipulated purchase price for each Share of Restricted Stock).

      8.3.  Issuance of Shares of Restricted Stock.  Certificates representing Restricted Stock shall be issued on the Restricted Stock’s date of grant in the name of each Participant to whom the Committee awards such Restricted Stock. Certificates so issued shall be retained by the Company or its designee during the applicable Period of Restriction.

      8.4.  Dividends and Voting Rights during Period of Restriction.  During the applicable Period of Restriction, each Participant to whom the Committee has awarded Restricted Stock may receive regular cash dividends, if any, paid with respect to the Restricted Stock; provided, however, that the Committee may apply any restrictions to such dividends that the Committee deems appropriate. In the event that any dividend constitutes a “derivative security” or an “equity security” within the meaning of Rule 16(a) of the General Rules and Regulations promulgated under the Exchange Act, such dividend shall be subject to a period of restriction equal to the remaining Period of Restriction applicable to the Restricted Stock with respect to which the dividend has been paid. Each Participant to whom the Committee has awarded Restricted Stock may exercise full voting rights during the Period of Restriction with respect to such Participant’s Restricted Stock.

      8.5.  Lapse of Restrictions.  Restrictions on Restricted Stock shall lapse at such time(s) and in such manner and subject to such conditions as the Committee shall in each instance determine, which need not be the same for each Award or for each Participant. Restricted Stock shall become freely transferable by the Participant upon the lapse of all Restrictions on such Restricted Stock.

      8.6.  Termination of Employment.  Each Participant’s Restricted Stock Award Agreement shall set forth if, and the extent to which, Restrictions on a Participant’s Restricted Stock shall lapse following termination of the Participant’s employment with the Company or any Subsidiary. Such terms and conditions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Awards and may reflect distinctions based on the reasons for termination of employment.

      8.7.  Nontransferability of Restricted Stock.  Except as otherwise provided in a Participant’s Restricted Stock Award Agreement, (a) all rights with respect to Restricted Stock shall be available during a Participant’s lifetime only to the Participant or, in the event of the Participant’s legal incapacity, to the Participant’s legal guardian or representative acting in a fiduciary capacity on behalf of the Participant under state law or court supervision, and (b) no Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, during the applicable Period of Restriction.

Article 9.  Stock Appreciation Rights

      9.1.  General.  Subject to the provisions of the Plan, the Committee may award SARs to a Participant at any time and from time to time in such number and upon such terms and conditions as the Committee may determine.

      9.2.  SAR Award Agreement.  Each Award of an SAR shall be evidenced by an Award Agreement that shall specify the grant price of the SAR, the duration of the SAR, the number of Shares to which the SAR pertains and such other terms and conditions as the Committee may determine. The Award Agreement also shall specify whether the SAR is a Freestanding SAR or a Tandem SAR.

      9.3.  Grant Price.  The grant price for each Award of a Freestanding SAR shall equal the Fair Market Value of a Share on the Freestanding SAR’s date of grant. The grant price for each Award of a Tandem SAR shall equal the Option Price of the related Option.

      9.4.  Duration of SARs.  Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the 10th anniversary of such SAR’s date of grant and provided, further, that a Tandem SAR awarded in connection with an ISO shall expire no later than the date of expiration of the related ISO.

      9.5.  Exercise of SARs.  Each SAR shall be exercisable at such time(s) and in such manner and subject to such conditions as the Committee shall in each instance determine, which need not be the same for each Award or for each Participant. A Tandem SAR may be exercised for all or a portion of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option; provided, however, that a Tandem SAR may be exercised only with respect to the Shares with respect to which its related Option is then exercisable and provided, further, that a Tandem SAR awarded in connection with an ISO may be exercised only when the Fair Market Value of the Shares subject to the related ISO exceeds the ISO’s Option Price.

      9.6.  Payment of Shares or Proceeds.  As soon as practicable after exercise of an SAR, the Company shall deliver to the Participant payment in an amount equal to the aggregate appreciation in value of the Shares with respect to which the SAR was exercised, such appreciation to be measured by the difference between the aggregate grant price and the aggregate fair market value of such Shares on the date of exercise; provided that, with respect to a Tandem SAR awarded in connection with an ISO, the value of the amount payable upon exercise of the Tandem SAR may not exceed 100 percent (100%) of the difference between the aggregate Option Price of the related ISO and the aggregate fair market value of the Shares subject to the related ISO at the time the Tandem SAR is exercised. The Committee may permit a Participant to elect payment of the aggregate appreciation in cash or in Shares of equivalent value or in some combination thereof, subject to the availability of Shares to the Company.

      9.7.  Termination of Employment.  Each Participant’s SAR Award Agreement shall set forth if, and the extent to which, the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company or any Subsidiary. Such terms and conditions shall be determined in the sole discretion of the Committee, need not be uniform among all SAR Awards and may reflect distinctions based on the reasons for termination of employment.

      9.8.  Nontransferability of SARs.  Except as otherwise provided in a Participant’s SAR Award Agreement, (a) all SARs shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by the Participant’s legal guardian or representative acting in a fiduciary capacity on behalf of the Participant under state law or court supervision, and (b) no SAR may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10.  Compliance with Applicable Laws, Rules and Regulations

      10.1.  General.  Awards and Shares issued or transferred pursuant to Awards shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

      10.2.  Restrictions on Shares.  The Committee may impose such restrictions, including restrictions on transferability, on Awards and/or Shares issued or transferred pursuant to any Award as the Committee may deem advisable, including, without limitation, restrictions under United States federal securities laws or other applicable securities laws, under the requirements of any securities exchange or market upon which Shares are then listed and/or traded and/or under any blue sky or state securities laws applicable to Shares.

      10.3.  Restrictions on Insiders.  With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Article 11.  Deferrals

      The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

Article 12.  Administration

      12.1.  Designation of Committee. The Plan shall be administered by a committee consisting of not fewer than two Non-Employee Directors, each of whom qualifies as an “outside director” within the meaning of Code Section 162(m), which committee shall be the Compensation Committee of the Board (provided that its members so qualify) unless the Board specifically appoints a different committee to administer the Plan.

      12.2.  Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of the Plan, the Committee shall have full power and authority, in its sole discretion, to (a) select Participants from among all eligible Employees and determine the nature, amount, terms and conditions of Awards in a manner consistent with the Plan; (b) make Awards to Participants; (c) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) adopt, amend, waive or rescind such rules and regulations as the Committee may deem appropriate for the proper administration or operation of the Plan; (e) subject to the provisions of Article 13, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; and (f) make all other determinations and take all other actions as may be necessary, appropriate or advisable for the administration or operation of the Plan. As permitted by law, the Committee may delegate its authority, or any part thereof, as it deems necessary, appropriate or advisable for proper administration or operation of the Plan; provided, however, that no such delegation shall be permitted if, and to the extent that, such delegation would cause an Award designed to qualify for the Performance-Based Exception to fail to so qualify.

      12.3.  Decisions Binding. All determinations, interpretations, decisions or other actions made or taken by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding for all purposes and upon all persons, including without limitation the Company, its stockholders, Employees, Participants, and Participants’ estates and beneficiaries.

Article 13.  Amendment, Adjustment and Termination

      13.1.  Amendment and Termination. Subject to Section 13.3, the Board may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no amendment or other action that requires stockholder approval in order for the Plan to continue to comply with applicable law shall be effective unless such amendment or other action shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

      13.2.  Adjustment of Awards. Subject to Section 13.3, the Committee may make adjustments to Awards and in the terms and conditions of, and the criteria included in, Award Agreements in recognition of (a) unusual or nonrecurring events (including, without limitation, the events described in Section 3.3) affecting the Company or the financial statements of the Company, and/or (b) changes in applicable laws, regulations or accounting principles whenever the Committee determines that such adjustments are appropriate; provided, however, that no such adjustment shall be made or authorized to the extent that such adjustment or authority would cause any Award designed to qualify for the Performance-Based Exception to fail to so qualify.

      13.3.  Awards Previously Granted.  No alteration, amendment, suspension or termination of the Plan shall adversely affect in any material way any Award previously made under the Plan without the written consent of the affected Participant; provided, however, that the Committee may modify, without a Participant’s consent, any Award previously made to a Participant who is a foreign national or employed outside the United States to recognize differences in local law, tax policy or custom.

Article 14.  Miscellaneous

      14.1.  No Rights to Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate the employment of any Employee, whether or not a Participant, at any time; nor shall anything in the Plan be deemed to create or confer upon any Employee, whether or not a Participant, or other individual, any rights to employment of any kind or nature whatsoever for any period of time or at any particular rate of compensation, including, without limitation, any right to continue in the employ of the Company.

      14.2.  No Rights to Participation.  No Employee, whether or not a Participant, or other individual shall have any right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award; nor shall anything in the Plan be deemed to create or confer upon any Employee, whether or not a Participant, or other individual any such right.

      14.3.  Withholding.  The Company shall have the power and the right to deduct or withhold from any amount to be paid to any Participant or beneficiary hereunder, or require such a Participant or beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state and/or local taxes, domestic or foreign, required by applicable law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. The Company may permit a Participant or beneficiary to elect to satisfy any withholding requirement with respect to an Award, in whole or in part, either by surrendering to the Company (either directly or through its designee) a portion of the Shares issued or transferred to the Participant or beneficiary pursuant to that Award or by tendering previously acquired, nonforfeitable, nonrestricted shares (provided that any Shares so tendered by a Participant must have been owned by the Participant for at least six (6) months prior to their tender); provided, however, that any such election by an Insider shall be subject to express approval by the Committee if such approval is then required by Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act. To the extent that a Participant or beneficiary satisfies any withholding requirement by surrendering or tendering Shares, the Shares so surrendered or tendered shall be credited against any such withholding requirement at the fair market value per Share on the date of such surrender or tender. All withholding elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

      14.4.  Designation of Beneficiary.  A Participant may designate a beneficiary or beneficiaries (who may be named contingently or successively) who, in the event of the Participant’s death prior to payment, exercise or lapse of restrictions with respect to any Awards to such Participant, shall be entitled to exercise any unexercised Options or SARs, receive any Restricted Stock and receive payment of any CAPP Award, Performance Shares and/or Performance Units, subject in each case to the terms and conditions of the Participant’s Award Agreement, as applicable. Any such beneficiary designation shall be made by the Participant in writing (on the appropriate form as provided by the Company) and shall automatically revoke all prior designations by such Participant. The Participant may, at any time and from time to time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is signed by the Participant and received by the Company prior to the Participant’s death. If the Participant does not designate a beneficiary or all beneficiaries die prior to payment, exercise or lapse of restrictions with respect to an Award, the Participant’s estate shall be the beneficiary. If a beneficiary dies after at least partial payment, exercise, or lapse of restrictions with respect to an Award, the beneficiary’s estate shall be the beneficiary of any remaining payments or unexercised rights.

      14.5.  Successors.  All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      14.6.  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as though the illegal or invalid provision had not been included.

      14.7.  Approval by Stockholders.  Notwithstanding any other provision of the Plan to the contrary, under no circumstances shall any Award to a Named Executive Officer, or to an individual whom the Committee considers likely to become a Named Executive Officer, be made under the Plan on or after the date of the first annual meeting of the Company’s stockholders following the Effective Date unless the Company’s stockholders approve the material terms of the Plan at such meeting.

      14.8.  Governing Law.  To the extent not preempted by United States federal law or other comparable law, the Plan and all agreements hereunder, including Award Agreements, shall be construed in accordance with and governed by the laws of the State of Texas.

CLASS A COMMON STOCK

ASSOCIATES FIRST CAPITAL CORPORATION

P.O. Box 660237, Dallas, Texas 75266-0237

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominates and appoints Chester D. Longenecker and Frederic C. Liskow, and each of them, proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated hereon, all shares of Class A Common Stock of ASSOCIATES FIRST CAPITAL CORPORATION which the undersigned is entitled to vote on all matters that come before the Annual Meeting of Shareholders to be held on May 22, 2000, and any adjournments thereof.

(Continued and to be signed on the reverse side)

o FOLD AND DETACH HERE o

[LOGO]     ASSOCIATES FIRST CAPITAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS o MAY 22, 2000 o 9:00 A.M., CENTRAL TIME OMNI PARK WEST HOTEL - 1590 LBJ FREEWAY - FARMERS BRANCH, TEXAS 75234 VOTE BY TELEPHONE OR INTERNET QUICK o EASY o IMMEDIATE Associates First Capital Corporation encourages you to take advantage of two new cost-effective and convenient ways to vote your shares. *Over

PROXY STATEMENT
PROPOSAL NO. 1
SECURITY OWNERSHIP
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE OFFICERS AND COMPENSATION
COMPARATIVE STOCK PERFORMANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2 SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3 APPROVE INCREASE IN CLASS A COMMON STOCK AVAILABLE UNDER INCENTIVE COMPENSATION PLAN
PROPOSAL NO. 4 SHAREHOLDER PROPOSAL REGARDING PREDATORY LENDING
HOW TO ATTEND THE ANNUAL MEETING

CLASS A COMMON STOCK
ASSOCIATES FIRST CAPITAL CORPORATION
P.O. Box 660237, Dallas, Texas 75266-0237

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby nominates and appoints Chester D. Longenecker and Frederic C. Liskow, and each of them, proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated hereon, all shares of Class A Common Stock of ASSOCIATES FIRST CAPITAL CORPORATION which the undersigned is entitled to vote on all matters that come before the Annual Meeting of Shareholders to be held on May 22, 2000, and any adjournments thereof.

(Continued and to be signed on the reverse side)

o FOLD AND DETACH HERE o

[LOGO]       ASSOCIATES FIRST CAPITAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS o MAY 22, 2000 o 9:00 A.M., CENTRAL TIME

OMNI PARK WEST HOTEL — 1590 LBJ FREEWAY — FARMERS BRANCH, TEXAS 75234

VOTE BY TELEPHONE OR INTERNET
QUICK o EASY o IMMEDIATE

      Associates First Capital Corporation encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

*Over

[X]	Please mark your votes as in this example.	3000

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted (i) FOR the election of the nominated directors (Proposal No. 1), (ii) FOR Proposals No. 2 and 3 and AGAINST Proposal No. 4.

      The Board of Directors recommends a Vote FOR the Election of the Nominees and FOR Proposals No. 2 and 3.

			FOR	WITHHELD
1.	PROPOSAL NO. 1 Election of Directors		[ ]	[ ]

	01 Keith W. Hughes,	05 William M. Isaac,

	02 J. Carter Bacot,	06 Judy Jolley Mohraz,

	03 Eric S. Dobkin,	07 H. James Toffey, Jr.,

	04 Roy A. Guthrie,	08 Kenneth Whipple

      For, except vote withheld from the following nominee(s):

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL NO. 2 relating to the ratification of the selection of Ernst & Young LLP, as independent public accountants of the Company for 2000	[ ]	[ ]	[ ]

3.	PROPOSAL NO. 3 relating to the approval of the increase in Class A Common Stock available under the Incentive Compensation Plan	[ ]	[ ]	[ ]

The Board of Directors recommends a Vote AGAINST Proposal No. 4.

4.	PROPOSAL NO. 4 relating to predatory lending	[ ]	[ ]	[ ]

	Please mark this box if you plan on attending the Annual Meeting of Shareholders on May 22, 2000.	[ ]

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized person. If a partnership, please sign in full partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                                                           DATE                               , 2000

o FOLD AND DETACH HERE o

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 12:00 midnight Dallas, Texas time on May 21, 2000.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:	ON A TOUCH-TONE TELEPHONE, DIAL 1-877-PRX-VOTE (1-877-779-8683) FROM THE U.S. AND CANADA OR DIAL 201-536-8073 FROM OTHER COUNTRIES.

You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

OR

VOTE BY INTERNET:	POINT YOUR BROWSER TO THE WEB ADDRESS:
http://www.eproxyvote.com/afs
Click on the “PROCEED” icon. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

OR

VOTE BY MAIL:	Mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.